Exhibit 4.15

CONFORMED COPY

SIGNET GROUP plc

5.95% Senior Notes, Series A, due 2013

6.11% Senior Notes, Series B, due 2016

6.26% Senior Notes, Series C, due 2018

SECOND SUPPLEMENTAL AGREEMENT

Dated as of March 13, 2009

amending the

NOTE PURCHASE AGREEMENT

Dated as of March 30, 2006

SIGNET GROUP plc

15 Golden Square

London W1F 9JG

SECOND SUPPLEMENTAL AGREEMENT

As of March 13, 2009

Re:   5.95% Senior Notes, Series A, due 2013

        6.11% Senior Notes, Series B, due 2016

        6.26% Senior Notes, Series C, due 2018

TO	THE SEVERAL NOTEHOLDERS
WHOSE NAMES APPEAR IN THE ACCEPTANCE
FORM AT THE END HEREOF

Ladies and Gentlemen:

SIGNET GROUP plc, a public limited company incorporated under the laws of England and Wales (Registered No. 00477692) (the “Company”) agrees with you as follows:

SECTION 1. Original Note Agreement and the Notes; Background; Proposed Amendments. Pursuant to the Note Purchase Agreement (the “Note Purchase Agreement”), dated as of March 30, 2006, entered into by the Company with the institutional investors named in Schedule A thereto, as amended by that certain First Supplemental Agreement (the “First Supplemental Agreement”), dated as of May 16, 2008 (the Note Purchase Agreement as so amended, the “Original Note Agreement”), the Company issued and sold $380,000,000 aggregate principal amount of senior notes in three series, of which $100,000,000 aggregate principal amount were its 5.95% Senior Notes, Series A, due 2013 (the “Series A Notes”), $150,000,000 aggregate principal amount were its 6.11% Senior Notes, Series B, due 2016 (the “Series B Notes”), and $130,000,000 aggregate principal amount were its 6.26% Senior Notes, Series C, due 2018 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”), all of which Notes remain outstanding on the date hereof. Unless the context otherwise requires, capitalized terms used herein without definition have the respective meanings ascribed thereto in the Original Note Agreement.

The Company proposes to amend the Original Note Agreement as hereinafter set forth (the Original Note Agreement as so amended is sometimes called the “Amended Note Agreement”) pursuant to and in accordance with Section 18 thereof.

SECTION 2. Representations and Warranties of the Company. To induce holders of the Notes to enter into this Supplemental Agreement, the Company warrants and represents on and as of the Amendment Effective Date (as defined below) as follows (it being agreed, however, that nothing in this Section 2 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Original Note Agreement (including, for the avoidance of doubt, the warranties and representations made by the Company in or pursuant to the First Supplemental Agreement), and that all of such other warranties and representations, as well as the warranties and representations in this Section 2, shall survive the effectiveness of this Supplemental Agreement):

Section 2.1 Organization, Authorization, Subsidiaries, etc. The Company is a public limited company duly incorporated and validly existing under the laws of England and Wales and is duly qualified as a foreign corporation and, where legally applicable, is in good standing and authorized to do business in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Supplemental Agreement and to perform its obligations under this Supplemental Agreement and the Amended Note Agreement. For purposes of this Section a corporation is a “foreign corporation” in any jurisdiction in which it transacts business other than its jurisdiction of incorporation.

The execution and delivery of this Supplemental Agreement and the performance of this Supplemental Agreement and the Amended Note Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Supplemental Agreement and the Amended Note Agreement are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and remedies generally, (b) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) the time-barring of claims.

Schedule 2.1 is (except as noted therein) a complete and correct list of (x) Parent Newco, the Company and their respective Subsidiaries, showing, as to each such Person, the correct name thereof, the jurisdiction of its organization, whether it is a Material Subsidiary and, in the case of each such Person other than Parent Newco, the percentage of shares of each class of its share capital or similar equity interests outstanding owned by Parent Newco, the Company and each other Subsidiary, (y) the Affiliates of Parent Newco and the Company, other than Subsidiaries, and (z) the directors and senior officers of Parent Newco and the Company. All of the outstanding share capital or similar equity interests of each Person shown in Schedule 2.1 as being owned by Parent Newco, the Company or their respective Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by Parent Newco, the Company or a Subsidiary of the Company free and clear of any Lien (except as otherwise disclosed in Schedule 2.1).

Each of Parent Newco and the Subsidiaries of Parent Newco and the Company identified in Schedule 2.1 is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of Parent Newco and the Subsidiaries of Parent Newco and the Company identified in Schedule 2.1 as a Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to perform its obligations under the Amended Note Agreement and its Accession Agreement and Newco Guarantee, each as confirmed as provided below, in the case of Parent Newco, or its Subsidiary Guarantee, as confirmed as provided below, in the case of each Subsidiary Guarantor.

No entity is a guarantor or borrower under the Existing Bank Credit Facility other than the Company, Parent Newco and the Persons identified as Subsidiary Guarantors in Schedule 2.1. No Material Subsidiary is a party, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Notes, as amended by this Supplemental Agreement, the Existing Bank Credit Facility, and customary limitations imposed by corporate or bankruptcy laws or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Material Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 2.2. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Supplemental Agreement, the Amended Note Agreement and the Replacement Notes (defined below), if any, by Parent Newco of its Accession Agreement and Newco Guarantee, each as confirmed as provided below, and by the Subsidiary Guarantors of their respective Subsidiary Guarantees, as confirmed as provided below, do not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company, Parent Newco or any of their respective Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other agreement or instrument to which the Company, Parent Newco or any such Subsidiary is bound or by which the Company, Parent Newco or any such Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, Parent Newco or any such Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, Parent Newco or any such Subsidiary.

Section 2.3. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by (a) the Company of this Supplemental Agreement or the Amended Note Agreement, (b) Parent Newco of its Accession Agreement and Newco Guarantee, each as confirmed as provided below, or (c) the Subsidiary Guarantors of their respective Subsidiary Guarantees, as confirmed as provided below. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in England of this Supplemental Agreement, the Amended Note Agreement, the Accession Agreement, as confirmed as provided below, or the Newco Guarantee or the Subsidiary Guarantees, each as confirmed as provided below, that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

Section 2.4. No Default, etc. No Event of Default or Default has occurred and is continuing, and neither the Company, Parent Newco nor any of their respective Subsidiaries is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Financial Indebtedness and there is no pending request by the Company (except pursuant to this Supplemental Agreement and as set forth on Schedule 2.4), Parent Newco or any of their respective Subsidiaries for any amendment or waiver in respect of any contemplated or possible default with respect to such Financial Indebtedness and no event has occurred and is continuing which, with notice or lapse of time or both, would become such a default.

Section 2.5. Litigation; Observance of Agreements, Statutes and Orders. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, Parent Newco or any of their respective Subsidiaries or any property of the Company, Parent Newco or any of their respective Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company, Parent Newco nor any of their respective Subsidiaries is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 2.6. No Undisclosed Fees. Neither the Company, Parent Newco nor any of their respective Subsidiaries has, directly or indirectly, paid or caused to be paid any consideration (as supplemental or additional interest, a fee or otherwise) to any Noteholder or any holder (in its capacity as holder) of other Financial Indebtedness in order to induce such holder to enter into this Supplemental Agreement or take any other action in connection with the transactions contemplated hereby, nor has the Company agreed to make any such payment, except as contemplated by this Supplemental Agreement or set forth on Schedule 2.6.

Section 2.7. Taxes. The Company, Parent Newco and their respective Subsidiaries have, to the best of the Company’s knowledge, filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company, Parent Newco or the applicable Subsidiaries, as the case may be, have established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company, Parent Newco and their respective Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the United States or the United Kingdom, or any political subdivision of either thereof, will be incurred by the Company, Parent Newco, any of their respective Subsidiaries or any Noteholder as a result of the execution or delivery of this Supplemental Agreement except for any taxes imposed, assessed, levied or collected by or for the account of any such Governmental Authority arising out of circumstances described in clause (a), (b) or (c) of Section 13 of the Original Note Agreement (other than, as regards the Noteholders, taxes on profits applicable to a Noteholder generally).

Section 2.8. Existing Financial Indebtedness; Future Liens. Schedule 2.8 sets forth a complete and correct list of each item of Financial Indebtedness of the Company, Parent Newco and their respective Subsidiaries outstanding as of January 31, 2009 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and any Guaranty thereof), or providing for lending commitments in each case in a principal amount in excess of $5,000,000 (or its equivalent in the relevant currency of payment) as of January 31, 2009. Since that date, there has been no material change in monetary terms of any such item of Financial Indebtedness.

Except as disclosed in Schedule 2.8, neither the Company, Parent Newco nor any of their respective Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3 of the Amended Note Agreement. Neither the Company, Parent Newco nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Financial Indebtedness of the Company, Parent Newco or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring or guaranteeing of, Financial Indebtedness of the Company, except as specifically indicated in Schedule 2.8.

For the avoidance of doubt, the Noteholders acknowledge that with effect from the Amendment Effective Date any Default or Event of Default arising under or in respect of Section 10.3 of the Original Note Agreement which might have arisen and/or be subsisting by reason of the creation of Liens by the Group in respect of liabilities or obligations which do not constitute Financial Indebtedness (but which Liens would have been permitted to be created and to subsist under Section 10.3(g) of the Original Note Agreement had such liabilities or obligations constituted Financial Indebtedness) is waived.

Section 2.9. Disclosure. None of (a) the financial statements and other certificates previously provided to the Noteholders pursuant to the provisions of the Original Note Agreement, (b) the contents of the documents listed on Schedule 2.9 and (c) the statements made in this Supplemental Agreement nor any other written statements contained in the documents listed on Schedule 2.9 and furnished by or on behalf of the Company to the Noteholders in connection with the transactions contemplated hereby and the negotiation of this Supplemental Agreement, taken as a whole, contained at the date provided or, as applicable, at the date such information is or was dated to apply, any untrue statement of a Material fact or omitted a Material fact necessary to make the statements contained therein and herein not misleading in light of the circumstances in which they were made; provided that with respect to the contents of documents furnished to the Noteholders by or on behalf of the Company for use in connection with the transactions and amendments contemplated by this Supplemental Agreement, the Company represents only that such information was based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Noteholders that the information and assumptions in such information, as they relate to future events, are not to be viewed as facts and that actual results during the period or periods covered by such information may differ from the projected results set forth in such information by a Material amount. Other than matters disclosed in (i) the contents of the documents listed on Schedule 2.9, (ii) the documents delivered to the holders of the Notes since February 2, 2008 pursuant to the Original Note Agreement and (iii) all public announcements made by the Group since February 2, 2008 (including the public announcement of the results for the financial year ended January 31, 2009), there is no fact relating to any event or circumstance (including, without limitation, any change in the financial condition, operations, business or properties of the Company, Parent Newco or any of their respective Subsidiaries) that has occurred or arisen since February 2, 2008 that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect. The Company, Parent Newco and their respective Subsidiaries do not have any Material liabilities that were not disclosed in the most recent financial statements delivered to the Noteholders pursuant to Section 7.1(b) of the Original Note Agreement.

Section 2.10. Title to Property; Leases. The Company, Parent Newco and their respective Subsidiaries have good and sufficient title to their respective material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 2.9 or purported to have been acquired by the Company, Parent Newco or any of their respective Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Amended Note Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 2.11. Licenses, Permits, etc.

(a) The Company, Parent Newco and their respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the best knowledge of the Company, no product of the Company, Parent Newco or any of their respective Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company, Parent Newco or any of their respective Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company, Parent Newco or any of their respective Subsidiaries.

Section 2.12. Compliance with ERISA; Non-U.S. Plans.

(a) The Company, Parent Newco and each ERISA Affiliate have operated and administered each Plan (other than a Multiemployer Plan) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company, Parent Newco nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, Parent Newco or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, Parent Newco or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, in each case, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Pension Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the case of any single Plan and by more than $20,000,000 in the aggregate for all Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the most recently ended financial year of the Company or Parent Newco, as applicable, on the basis of reasonable actuarial assumptions used by such Non-U.S. Plan, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than £20,000,000 (net of deferred tax). In relation to a Pension Plan, the term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA. In relation to a Non-U.S. Plan in the United Kingdom, the terms “benefit liabilities” and “assets” mean the respective liabilities and assets of such Plan calculated in accordance with the requirements of FAS 158, FAS 87 and FAS 132(R) and related standards, as adopted for the purposes of the accounts of each of the Company and Parent Newco for their most recently ended financial years.

(c) The Company, Parent Newco and their ERISA Affiliates have not incurred (i) unsatisfied withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any unsatisfied obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

(d) The expected postretirement benefit obligation with respect to any Plan (determined as of the last day of the Company’s most recently ended financial year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code or similar state laws) of Parent Newco, the Company and their respective Subsidiaries is not Material.

(e) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company, Parent Newco and their respective Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

Section 2.13. Foreign Assets Control Regulations and Status under Certain Statutes.

(a) Neither the Company, Parent Newco nor any of their respective Subsidiaries (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (ii) knowingly engages in any dealings or transactions with any such Person. The Company, Parent Newco and their respective Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(b) Neither the Company, Parent Newco nor any of their respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, or the Federal Power Act, as amended.

Section 2.14. Environmental Matters.

(a) Neither the Company, Parent Newco nor any of their respective Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company, Parent Newco or any of their respective Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company, Parent Newco nor any of their respective Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company, Parent Newco nor any of their respective Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company, Parent Newco or any of their respective Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3. Representation of the Noteholder. You represent to the Company that you are the beneficial owner of Notes of the series and in the aggregate unpaid principal amount or amounts set forth opposite your name in the acceptance form of this Supplemental Agreement.

SECTION 4. Amendments of Original Note Agreement. As of the Amendment Effective Date, hereafter defined:

(a) Section 1 of the Original Note Agreement is hereby amended by adding the following at the end thereof:

“1.3. Interest Rate Increases.

(a) Immediate Increase. On and after the Amendment Effective Date, (i) the Series A Notes shall bear interest at a rate per annum equal to 7.95%, (ii) the Series B Notes shall bear interest at a rate per annum equal to 8.11% and (iii) the Series C Notes shall bear interest at a rate per annum equal to 8.26%.

(b) Change in Reserve Requirement.

(i) If on any date (the “Increased Reserve Trigger Date”) under applicable insurance regulations any holder of Notes would be required to post reserves (the “Reserve Requirement”) in respect of a Note greater than the Reserve Requirement in effect on January 1, 2009 (the “Existing Reserve Requirement”) and the increase in the Reserve Requirement is not (x) the result of changes of general application imposed by the applicable insurance regulators or (y) the result of changes specifically applicable to such holder of Notes except as a result of the financial condition or performance of Parent Newco or the Company (the “Increased Reserve Requirement”), then from and including such date to and until the Applicable Rate Reset Date, if any, and regardless of whether the applicable Increased Reserve Requirement applies to all holders of the Notes, the then applicable rate of interest on the Notes shall be increased by 1.00% per annum (the “Reserve Rate Increase”); provided that the Company shall not be obligated to pay the Reserve Rate Increase accrued on the Notes for any period longer than 90 days prior to the date it receives notice (whether from a holder of Notes or otherwise) of an Increased Reserve Requirement. For the avoidance of doubt, the Reserve Rate Increase shall not at any time exceed 1.00%. The Reserve Rate Increase shall be in addition to (1) the rate of interest then applicable to the Notes pursuant to Section 1.3(a), (2) the Deficiency Rate Increase, if any, then applicable to the Notes pursuant to Section 1.3(c) and (3) the 2.00% per annum increase contemplated in clause (i) of the definition of “Default Rate” if then applicable to the Notes. Further for the avoidance of doubt, if an Applicable Rate Reset Date has occurred and thereafter an Increased Reserve Requirement occurs, the Reserve Rate Increase shall again be effective as provided in this Section.

(ii) Each holder of Notes shall use reasonable efforts to notify the Company of any increase or decrease in the Reserve Requirement applicable to such holder.

(iii) The Company shall use reasonable efforts to promptly notify (the “Notice of Reserve Adjustment”) each holder of Notes in writing if it shall have received notice (whether from a holder of Notes or otherwise) of any increase or decrease in the Reserve Requirement or if an Applicable Rate Reset Date has occurred, which Notice of Reserve Adjustment shall specify the Increased Reserve Trigger Date or such Applicable Rate Reset Date, as the case may be.

As used in this Section 1.3(b):

“Applicable Rate Reset Date” means the earlier of (a) the first date on which, under applicable insurance regulations, the Reserve Requirement applicable to each holder of Notes which is an insurance company is again equal to, or less than, the Existing Reserve Requirement or the corresponding insurance regulation equivalent to the Existing Reserve Requirement where such requirements have been amended, varied or replaced after the date of this Agreement and (b) the date on which the Company obtains an Investment Grade Rating, provided that the Company furnishes a copy of the applicable ratings letter to the holders of the Notes together with the Notice of Reserve Adjustment.

“Investment Grade Rating” means a rating assigned to each series of Notes then outstanding by at least one Nationally Recognized Rating Agency of (a) in the case of Moody’s, “Baa3” or better, (b) in the case of S&P, “BBB-” or better, (c) in the case of DBRS, “BBB (low)” or better, or (d) in the case of Fitch, “BBB-” or better; provided, that (i) if there are two different rating levels applicable to a series of outstanding Notes, the lower rating level shall be determinative and (ii) if there are more than two rating levels applicable to a series of outstanding Notes, and two or more of such rating levels are not an Investment Grade Rating, for purposes of this definition, the Company shall not have an Investment Grade Rating. For the avoidance of doubt, an Investment Grade Rating shall be evidenced by a ratings letter from the applicable Nationally Recognized Rating Agency assigning the required rating to the Notes and stating that such rating is one that will be monitored by the applicable Nationally Recognized Rating Agency and reviewed no less frequently than annually.

“Nationally Recognized Rating Agency” means Moody’s Investors Service, Inc., (“Moody’s”), Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), DBRS Limited (“DBRS”) or Fitch/BCA Duff & Phelps Ltd (“Fitch”).

(c) Fixed Charge Coverage Deficiency. If at any time or from time to time on or after the Amendment Effective Date to and including the last day of the Adjustment Period, the Fixed Charge Coverage Ratio for any Relevant Period is less than 1.60 to 1.00 (the “Fixed Charge Coverage Deficiency”), based on the most recent financial statements furnished pursuant to Section 7.1(a) or Section 7.1(b), as the case may be, then from and including the last day of such Relevant Period to and until the last day of the first Relevant Period with respect to which the Fixed Charge Coverage Ratio is at least 1.60 to 1.00, based on the most recent financial statements furnished pursuant to Section 7.1(a) or Section 7.1(b), as the case may be, or, if earlier, the last day of the Adjustment Period (the “Deficiency Period”), the then applicable rate of interest on the Notes shall be increased by 1.00% per annum (the “Deficiency Rate Increase”). For the avoidance of doubt, the Deficiency Rate Increase shall not at any time during the Deficiency Period exceed 1.00%. The Deficiency Rate Increase shall be in addition to (i) the rate of interest then applicable to the Notes pursuant to Section 1.3(a), (ii) the Reserve Rate Increase, if any, then applicable to the Notes pursuant to Section 1.3(b) and (iii) the 2.00% per annum increase contemplated in clause (i) of the definition of “Default Rate” if then applicable to the Notes.

The Company shall give notice (the “Notice of Deficiency Rate Increase”) to each holder of Notes in writing of the Fixed Charge Coverage Deficiency and the effective date of the Deficiency Rate Increase together with (i) the financial statements furnished pursuant to, and within the time required by, Section 7.1(a) or Section 7.1(b), as the case may be, and (ii) the related certificate of compliance furnished pursuant to Section 7.2(a). If the Company fails to deliver the applicable financial statements or the compliance certificate as and when required by this Section 1.3(c), then a Fixed Charge Coverage Deficiency shall be deemed to have occurred in respect of the Relevant Period for which such financial statements or compliance certificate shall not have been furnished and the related Deficiency Rate Increase shall become effective at the time and for the period provided in the first paragraph of this Section 1.3(c).

(d) Make-Whole Calculations. In the case of any prepayment of a Note after the Amendment Effective Date where the Make-Whole Amount or Modified Make-Whole Amount, as the case may be, is applicable to such prepayment pursuant to the terms of this Agreement, such Make-Whole Amount or Modified Make-Whole Amount, as the case may be, shall be calculated without regard to any increase in interest rate on such Note that may have become applicable to such Note by operation of paragraphs (a) through (c) of this Section 1.3.

(e) Additional Interest Payments. Additional interest determined to be payable on the Notes in accordance with either Section 1.3(b) or Section 1.3(c) in respect of any period for which the regular semiannual interest payment has previously been made by the Company on the assumption that no such additional interest was due under such Sections shall be payable within 10 days after the giving of the applicable Notice of Reserve Adjustment or Notice of Deficiency Rate Increase, as the case may be, setting forth such determination without affecting the obligation of the Company in respect of subsequent regular semiannual interest payments on the Notes, and the Company shall give the holders of the Notes at least five days’ prior written notice of such payment.”

(b) Section 7.1(a) of the Original Note Agreement is hereby amended to read in its entirety as follows:

“(a) Interim Statements – promptly after the same are available and in any event within 45 days after the end of each of the first three Relevant Periods in each financial year of Parent Newco, duplicate copies of

(i) a consolidated balance sheet of Parent Newco and its Subsidiaries as at the end of such period,

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of Parent Newco and its Subsidiaries for such period, and

(iii) a Credit Portfolio Statistics Report,

as of the last day of such Relevant Period and setting forth in each case in comparative form the figures for the corresponding period in the previous financial year, all in reasonable detail, prepared (in the case of the financial statements) in accordance with GAAP applicable to quarterly reports and to financial statements generally and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery to such holder of Notes within the time period specified above of a copy of Parent Newco’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) in respect of the financial statements described in clauses (i) and (ii) above;”

(c) Section 7.1(b) of the Original Note Agreement is hereby amended to read in its entirety as follows:

“(b) Annual Statements – promptly after the same are available and in any event within 90 days after the end of each financial year of Parent Newco, duplicate copies of

(i) a consolidated balance sheet of Parent Newco and its Subsidiaries as at the end of such year,

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of Parent Newco and its Subsidiaries for such year, and

(iii) a Credit Portfolio Statistics Report,

setting forth in each case in comparative form the figures for the previous financial year, all in reasonable detail, and (in the case of the financial statements) prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized international standing, which opinion shall state that such financial statements give a true and fair view of the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in accordance with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery to such holder of Notes within the time period specified above of Parent Newco’s Annual Report on Form 10-K for such financial year (together with Parent Newco’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended from time to time) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b) in respect of the financial statements described in clauses (i) and (ii) above.”

Notwithstanding the foregoing, if the Company shall be unable to satisfy the provisions of this Section 7.1(b) in respect of a financial year of Parent Newco within the 90-day period prescribed herein, such 90-day period shall be extended to 120 days as long as the Company shall satisfy the delivery requirements set forth in Section 7.1(a) in respect of the fourth Relevant Period in such financial year within such 90-day period.

(d) Section 7.1 of the Original Note Agreement is hereby amended by deleting the word “and” at the end of clause (f) thereof, re-lettering clause (g) thereof as “clause (h)” and inserting a new clause (g) to read in its entirety as follows:

“(g) Quarterly Updates – within 45 days after the end of each Relevant Period, and upon not less than five Business Days’ prior written notice to the holders of the Notes of the day, time and applicable dial-in information, the Company shall provide the holders of the Notes with the opportunity to participate in a conference call held by the Company and conducted by a Senior Financial Officer to review and respond to questions from such holders regarding, among other things, the financial results of the Group for such Relevant Period and the business, operations and affairs of the Group; and”

(e) Section 7.2(a) of the Original Note Agreement is hereby amended to read in its entirety as follows:

“(a) Covenant Compliance – the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 9.6(d), Sections 10.1 to 10.4, inclusive, Sections 10.9 to 10.10, inclusive, and each Financial Covenant that at the time has been and remains incorporated by reference into this Agreement pursuant to Section 9.9 and that no Event of Default shall have occurred under Section 11(m), (n) or (o), in each case during the interim or annual period covered by the statements (or in relation to the Financial Covenants, the Relevant Period ending on or about the last day of the period to which such statements relate) then being furnished (including with respect to each such Section or Financial Covenant, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section or Financial Covenant, the calculation of the amount, ratio or percentage then in existence); and the names of all Material Subsidiaries as of the end of such interim or annual period; and”

(f) Section 8.8 of the Original Note Agreement is hereby amended to read in its entirety as follows:

“8.8. Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment, prepayment or purchase of the Notes in accordance with the terms of this Agreement and the Notes.

In connection with an offer to prepay or purchase Notes pursuant to Section 8.10, 8.11, 10.2, 10.3 or 10.4, if one or more holders of Notes rejects (or is deemed to have rejected) all or any portion of its pro rata share of such offer, the aggregate of such rejected (or deemed rejected) amounts shall be reoffered to the holders of Notes that have accepted their pro rata share of such offer in full (allocated to the Notes of such accepting holders in proportion, as nearly as practicable, to the respective unpaid principal amounts of Notes of such holders not theretofore prepaid or purchased) until the balance of such offer is accepted in full or, if earlier, holders have accepted as much of such offer as they desire to accept, and the expiration date of each such offer (and the related date on which the Company is required to prepay or purchase such Notes) shall be extended by the number of days necessary to give such accepting holders at least five Business Days from receipt of such reoffering notice to accept such subsequent offer.

To the extent that a Restricted Payment is proposed to be made without giving rise to an Event of Default under Section 11(o), the required reoffers will be made as contemplated in this Section 8.8.

The Company will promptly cancel all Notes acquired by it or any such Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

For the avoidance of doubt, any prepayment of the Notes pursuant to Section 8.10, 8.11, 10.2, 10.3 or 10.4 or comparable provisions of the Bank Credit Facility or made without giving rise to an Event of Default under Section 11(n) or 11(o) or the comparable provision of the Bank Credit Facility shall not be deemed to be a Default or an Event of Default.”

(g) Section 8.9 of the Original Note Agreement is hereby amended to read in its entirety as follows:

“8.9. Make-Whole Amount and Modified Make-Whole Amount.

The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount or the Modified Make-Whole Amount with respect to any Note, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3 means 1.00% (100 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1; provided, further, that for the purpose of determining the Make-Whole Amount or Modified Make-Whole Amount with respect to any Note, interest on the Called Principal of such Note shall be calculated without regard to any increase in interest rate on such Note required by Section 1.3.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.”

(h) Section 8 of the Original Note Agreement is hereby amended by adding the following at the end thereof:

“8.10. Prepayment in Connection with Deleveraging the Company.

(a) On or before March 18, 2009 (the “Initial Deleveraging Prepayment Date”), the Company shall prepay on a pro rata basis Notes in an aggregate principal amount equal to not less than $100,000,000 at the principal amount of each such Note together with interest accrued thereon (calculated at the interest rate in effect prior to the Amendment Effective Date) to the Initial Deleveraging Prepayment Date, without any premium, and in the case of Swapped Notes, plus the Net Loss or minus the Net Gain, as the case may be, constituting the Swap Indemnity Amount in respect of each such Swapped Note. By executing and delivering this Supplemental Agreement, each holder of Notes acknowledges its acceptance of the prepayment of the pro rata portion of the Notes held by such holder provided that such prepayment is timely made.

(b) As of and within 30 Business Days after the last day of each of the financial years of the Company ending in 2010 through 2013, inclusive, the Company shall determine the amount of (i) the Reduction in Net Debt, (ii) the Minimum Amount and (iii) the Carry Forward Amount (if any) (the Minimum Amount and the Carry Forward Amount together being the “Deleveraging Amount”), in each case for or in respect of the immediately preceding financial year of the Company (the “Subject Year”) and give a written notice substantially in the form of Schedule 8.10 (the “Deleveraging Notice”) of such amounts to all holders of the Notes at the time outstanding. The Deleveraging Notice shall include the relevant Reduction in Net Debt amount, the relevant Minimum Amount and the relevant Carry Forward Amount, and be accompanied by a certificate of a Senior Financial Officer of the Company setting forth supporting calculations for such determinations, all in reasonable detail and based on good faith estimates and assumptions believed by such Senior Financial Officer to be reasonable at the date of preparation. If the Deleveraging Amount for a Subject Year is at least $20,000,000 (a “Deleveraging Event”), such notice shall also (x) refer to this Section 8.10(b) and the rights of the holders hereunder and state that a Deleveraging Event has occurred and (y) contain an offer (the “Original Offer”) to prepay Notes on a pro rata basis in an aggregate principal amount (the “Offered Amount”) at least equal to the Deleveraging Amount, at the price specified below on the date therein specified, which date shall be a Business Day (the “Deleveraging Prepayment Date”) following the Deleveraging Response Date referred to below and in any event not less than 15 nor more than 20 Business Days after the date of such Deleveraging Notice. Each holder of a Note will notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on or before the date for such notice specified in such Deleveraging Notice (the “Deleveraging Response Date”), which specified date shall be not less than 10 Business Days after the date of such Deleveraging Notice. The Company shall prepay on the Deleveraging Prepayment Date the pro rata portions of the Notes held by the holders as to which such offer has been so accepted (it being understood that the failure of any holder to accept such offer on or before the Deleveraging Response Date shall be deemed to constitute a rejection of such offer by such holder), at the principal amount of each such Note together with interest accrued thereon to the Deleveraging Prepayment Date, without any premium, and in the case of Swapped Notes, plus the Net Loss or minus the Net Gain, as the case may be, constituting the Swap Indemnity Amount in respect of each such Swapped Note. If any holder shall reject (or be deemed to have rejected) such offer with respect to any Note held by such holder on or before the Deleveraging Response Date, such holder shall be deemed to have waived its rights under this Section 8.10(b) and Section 8.10(c) to require prepayment of such Note for which such offer was rejected (or deemed rejected) in respect of such Deleveraging Event but not in respect of any subsequent Deleveraging Event. Any such offer shall provide each holder of Notes with sufficient information to enable it to make a reasonably informed decision with respect to such offer, and shall remain open for acceptance for at least 10 Business Days. If the holders of more than 25% of the unpaid principal amount of the Notes then outstanding accept such offer within five Business Days of the date of the Deleveraging Notice, the Company shall promptly notify the remaining holders of such fact before reoffering the aggregate of the rejected (or deemed rejected) amounts to accepting holders pursuant to Section 8.8.

For purposes of this Section 8.10 as it applies to each separate Deleveraging Prepayment Date, any holder of more than one Note may act separately with respect to each Note so held (with the effect that a holder of more than one Note may accept such prepayment offer with respect to one or more Notes so held and reject such prepayment offer with respect to one or more other Notes so held in respect of each Deleveraging Prepayment Date).

As used herein:

“Carry Forward Amount” means, as of any date of calculation in respect of a Subject Year, an amount equal to the Noteholders’ Pro Rata Share multiplied by the sum of (a) if the amount (the “RIND Shortfall Amount”) by which (i) the Reduction in Net Debt determined on the basis of the applicable financial statements furnished pursuant to Section 7.1(b) for the preceding Subject Year exceeded (ii) the Reduction in Net Debt for such preceding Subject Year determined on the basis of the certificate furnished pursuant to this Section 8.10(b) for such preceding Subject Year shall be greater than $1,000,000 but less than $20,000,000, the RIND Shortfall Amount, plus (b) if the Deleveraging Amount (including any Carry Forward Amount) for the financial year of the Company immediately preceding the applicable Subject Year shall be less than $20,000,000, the Deleveraging Amount. The Carry Forward Amount in respect of the financial year ending in 2013 shall be applied as provided in Section 8.10(c).

By way of example, on the basis that the Subject Year (being the fiscal year of the Company then most recently ended) is the fiscal year ending January 31, 2011, the Carry Forward Amount would be calculated as follows:

(a) the difference between the Reduction in Net Debt figures for the fiscal year ending January 31, 2010 contained in (i) the certificate delivered by a Senior Financial Officer for that fiscal year pursuant to Section 8.10(b) and (ii) the applicable financial statements for that fiscal year (assuming that the difference is between $1,000,000 and $20,000,000 - if the difference is less than $1,000,000 that amount is ignored and above $20,000,000 an additional prepayment is required shortly after delivery of such financial statements). For these purposes the Reduction in Net Debt figure is derived by deducting Consolidated Net Debt as at January 31, 2010 (after certain limited add-backs) from Consolidated Net Debt as at January 31, 2009;

plus

(b) any Deleveraging Amount calculated for the fiscal year ending January 31, 2010 which would have been payable in March 2010 in accordance with Section 8.10(b) but was not required to be paid because it was in an amount of less than $20,000,000.

“Minimum Amount” means, as of any date of calculation in respect of a Subject Year, the amount derived by multiplying 60% of the Reduction in Net Debt determined for such Subject Year by a fraction (the “Noteholders’ Pro Rata Share”), the numerator of which is equal to the aggregate unpaid principal amount of the Notes and the denominator of which is equal to the sum of (a) the aggregate unpaid principal amount of the Notes, plus (b) the aggregate commitments under the Existing Bank Credit Facility, in each case as of such calculation date.

“Reduction in Net Debt” means, as of any date of calculation in respect of a Subject Year ending in 2010, 2011, 2012 or 2013, the amount, if any, by which (a) the Consolidated Net Debt as of the last day of the financial year immediately preceding such Subject Year, based on the applicable financial statements furnished pursuant to Section 7.1(b) for such financial year (being a financial year ending in 2009, 2010, 2011 or 2012, as the case may be), exceeds (b) the sum of (i) the Consolidated Net Debt as of the last day of such Subject Year, as set forth in the certificate of a Senior Financial Officer furnished pursuant to this Section 8.10(b) for such Subject Year, plus (ii) the aggregate amount of optional and mandatory repayments, prepayments and purchases of Notes made pursuant to Section 8.2, 8.11 or 10.4, in each case made in such Subject Year.

To the extent that a Restricted Payment is proposed to be made without giving rise to an Event of Default under Section 11(n), the difference between the Offered Amount and the aggregate principal amount of Notes as to which the related Original Offer has been accepted (after giving effect to all reofferings made pursuant to Section 8.8 or Section 8.10(c)) shall constitute the “Surplus Amount”.

(c) The financial statements furnished pursuant to Section 7.1(b) for each financial year of the Company ending in 2010 through 2013, inclusive, shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth the calculation of the amount of the Reduction in Net Debt for such financial year of the Company and the RIND Shortfall Amount, if any. If the RIND Shortfall Amount shall be $20,000,000 or more, the RIND Shortfall Amount shall be applied as soon as practicable and in any event within 10 Business Days after delivery of such financial statements to prepay Notes held by holders who accepted the Original Offer relating to such financial year on a pro rata basis at the principal amount of each such Note together with interest accrued thereon to the date of prepayment, without any premium, and in the case of Swapped Notes, plus the Net Loss or minus the Net Gain, as the case may be, constituting the Swap Indemnity Amount in respect of each such Swapped Note.

(d) The holders of the Notes acknowledge that the determinations of Consolidated Net Debt, the Reduction in Net Debt, the Minimum Amount and the Carry Forward Amount which are contained in a certificate delivered pursuant to Section 8.10(b) (and any subsequent prepayment based upon such determinations) will be based upon unaudited financial information available to the Company at the time of such determinations and that the audited consolidated financial statements of the Group (or other financial statements) may set out or demonstrate a different amount of Consolidated Net Debt for the applicable financial year of the Company. The holders of the Notes agree that no Default or, except as provided in Sections 8.10(b) and 8.10(c), no additional prepayment obligation shall arise to the extent that there is a RIND Shortfall Amount of $1,000,000 or more.

(e) For the avoidance of doubt, nothing in this Section 8.10, or otherwise in the Second Supplemental Agreement dated as of March 13, 2009, shall require any member of the Group to prepay a Bank Credit Facility.

8.11. Prepayment in Connection with Increased Interest Rate. If at any time on or before May 23, 2013, the Company is or becomes obligated to pay additional interest in the amount of the Reserve Rate Increase on account of the Notes pursuant to Section 1.3(b), the Company may give all holders of the Notes at the time outstanding irrevocable written notice (each, a “Reserve Rate Increase Prepayment Notice”) (a) referring to this Section 8.11 and (b) containing an offer to prepay on a pro rata basis all such Notes, or such portion thereof as shall be specified in such Reserve Rate Increase Prepayment Notice, on a specified prepayment date (which date (the “Reserve Rate Increase Prepayment Date”) shall be on a date that is a Business Day not less than 30 days nor more than 60 days after the date of such notice) at the principal amount of each such Note to be so prepaid together with interest accrued thereon to the date of such prepayment plus a premium of 2.0% of such principal amount and, in the case of Swapped Notes, plus the Net Loss or minus the Net Gain, as the case may be, constituting the Swap Indemnity Amount in respect of each such Swapped Note, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Reserve Rate Increase Prepayment Notice, reject such prepayment offer for such Note

(each, a “Rejection Notice”). The form of Rejection Notice shall also accompany the Reserve Rate Increase Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery of such Rejection Notice by the holder of such Note shall operate as a waiver of such holder’s right to the prepayment of its Notes pursuant to this Section 8.11 as a result of the circumstances described in the Reserve Rate Increase Prepayment Notice but not in respect of any subsequent Reserve Rate Increase Prepayment Date. The Reserve Rate Increase Prepayment Notice having been given as aforesaid to each holder of the Notes, the principal amount of the affected Notes together with interest accrued thereon to the date of such prepayment plus the premium of 2.0% of such principal amount and plus or minus the Swap Indemnity Amount as aforesaid shall become due and payable on such Reserve Rate Increase Prepayment Date, except in the case of Notes the holders of which shall have timely given a Rejection Notice as aforesaid.

For the avoidance of doubt, no prepayment of the Notes pursuant to this Section 8.11 shall affect the obligation of the Company to pay the Reserve Rate Increase as provided in Section 1.3(b) in respect of any payment made on the Notes so prepaid on or prior to the date of such prepayment or on any other Notes. For the purposes of this Section 8.11, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held in respect of each Reserve Rate Increase Prepayment Date).”

(i) Section 9.6 of the Original Note Agreement is hereby amended such that:

(i) the reference to “20 Business Days” in paragraph (b) thereof shall be replaced with a reference to “60 days”, and for the avoidance of doubt, nothing in Section 9.6, as amended hereby, shall require any member of the Group to execute a Subsidiary Guarantee and become an Additional Guarantor prior to the date falling 60 days after the Amendment Effective Date;

(ii) each reference therein to “75%” in paragraph (d) thereof shall be replaced with a reference to “85%”; and

(iii) new paragraphs (e) and (f) shall be inserted therein at the end thereof, each reading in its entirety as follows:

(e) The Company shall not be required to meet the requirements of paragraph (d) above with respect to any Subsidiary (the “Affected Subsidiary”) becoming a member of the Group after the Amendment Effective Date if the Company provides to the holders of the Notes a certificate of a Senior Financial Officer identifying the Affected Subsidiary and to the effect that:

(i) the Affected Subsidiary, which would otherwise meet such requirements, cannot meet such requirements:

1. by reason of a legal or regulatory impediment which is beyond its or any member of the Group’s reasonable control (including, but not limited to, prohibitions relating to financial assistance, lack of corporate benefit, fraudulent preference or thin capitalization rules);

2. without becoming liable to pay taxes, duties, fees or other amounts (or otherwise in suffering adverse tax, cost or regulatory consequences including relating to interest deductibility, or the payment of any duty, notarization or registration fees) which are disproportionate to the value or practical benefit of the Subsidiary Guarantee; or

3. because directors (or their equivalents) of the Affected Subsidiary would be subject to (x) a material risk of civil liability or (y) a reasonably possible risk of any criminal liability or would otherwise be reasonably likely to be in breach of their duties, in each case based on the advice of its legal counsel, if such member of the Group was to become, or purported to become, a Subsidiary Guarantor;

and

(ii) at no time shall the Company and all Guarantors (excluding any Guarantors which are Affected Subsidiaries) account for less than (x) 75% of Consolidated Total Assets as of the last day of the then most recently ended financial quarter of the Company, (y) 75% of Consolidated Earnings Before Interest and Tax for the Relevant Period of the Company then most recently ended, and (z) 75% of consolidated turnover for the Relevant Period of the Company then most recently ended, in each case as adjusted as provided in paragraph (d) above.

(f) The Company shall (and shall ensure that the relevant members of the Group will) use reasonable efforts to circumvent or, as the case may be, to minimize the effect of the matters falling within paragraph (e)(i) above that apply to preclude a relevant Subsidiary from becoming a Subsidiary Guarantor in accordance with the requirements of paragraph (d) above.

(g) If an Affected Subsidiary becomes a Subsidiary Guarantor, the terms of the Guarantee given by such Affected Subsidiary may be limited to address any of the matters described in paragraph (e)(i) above.

(j) Each of Sections 10.1 through 10.4, inclusive, of the Original Note Agreement is hereby amended to read in its entirety as follows:

“10.1. Maintenance of Financial Conditions.

The Company will not permit

(a) the ratio (the “Leverage Ratio”) of Consolidated Net Debt on the last day of any Relevant Period to Consolidated EBITDA for the Relevant Period then ended (beginning with the Relevant Period ending January 28, 2006) to exceed 3.00 to 1.00; provided, however, that

(i) the Leverage Ratio will not exceed 2.50 to 1.00 on the last day of the Relevant Period ending on or about October 31 in any financial year of the Company ending during the Adjustment Period, and

(ii) the Leverage Ratio will not exceed 2.00 to 1.00 on the last day of each Relevant Period in any financial year of the Company ending during the Adjustment Period other than the Relevant Periods described in clause (i) of this Section 10.1(a);

(b) the ratio (the “Fixed Charge Coverage Ratio”) of EBITDAR for any Relevant Period to the sum of Consolidated Net Interest Expenditure, Rents and Operating Lease Expenditure for such Relevant Period

(i) beginning with the Relevant Period ending January 31, 2009 and ending with the Relevant Period ending on or about January 31, 2012 to be less than 1.40 to 1.00,

(ii) beginning with the Relevant Period ending April 30, 2012 and ending with the Relevant Period ending on or about January 31, 2013 to be less than 1.55 to 1.00, and

(iii) beginning with the Relevant Period ending April 30, 2013 and each Relevant Period thereafter to be less than 1.85 to 1.00;

and, solely for purposes of this Section 10.1(b), the following provisions shall apply:

1.	subject to clause (2) below, the Company may increase EBITDAR for a financial quarter (such financial quarter being the “Original Quarter”) to reflect promotional expenditures incurred by the Group in that financial quarter in respect of an event or promotion relating to either Valentine’s Day or Mother’s Day which will occur in the next financial quarter (the “Succeeding Quarter”) of the Company;

2.	the aggregate adjustments to EBITDAR pursuant to clause (1) above shall not exceed $10,000,000 in respect of any financial year of the Company and such adjustments shall only be made to the extent that they have been publicly announced by the Group as part of its financial reporting (whether in its financial statements, trading updates or otherwise);

3.	if an Original Quarter is the last quarter of a financial year (the “Relevant Financial Year”) of the Company, then any adjustment to EBITDAR pursuant to clause (1) above shall, for the purposes of this Section 10.1(b), be deemed to be an adjustment in respect of the Relevant Financial Year only and not any other period;

4.	if pursuant to clause (1) above, EBITDAR for an Original Quarter has been increased then, in determining compliance with this Section 10.1(b), EBITDAR for the corresponding Succeeding Quarter shall be reduced by an amount equal to such increase; and

5.	prior to any adjustment to EBITDAR being made pursuant to clause (1) above, the Company shall provide the holders of the Notes with a detailed written explanation of the proposed adjustment (including, without limitation, calculations and worked examples) and any other information in respect of the proposed adjustment as any holder may reasonably request; or

(c) Consolidated Tangible Net Worth at any time to be less than $800,000,000.

(d) The financial covenants set out in this Section 10.1 shall be tested by reference to the financial statements and compliance certificates delivered pursuant to Section 7.1(a) or 7.1(b) and Section 7.2(a), respectively. No item shall be deducted or credited more than once in any calculation of such financial covenants.

10.2. Subsidiary Financial Indebtedness.

The Company will not permit any Subsidiary (other than a Subsidiary Guarantor) to create, incur, assume, guarantee or otherwise become liable with respect to, any Financial Indebtedness other than:

(a) Financial Indebtedness owing to the Company, a Guarantor or another directly or indirectly wholly owned member of the Group or any liabilities, whether actual or contingent, of the Company, a Guarantor or another directly or indirectly wholly owned member of the Group voluntarily assumed by another member of the Group;

(b) Financial Indebtedness arising under guarantees and indemnities given by members of the Group in respect of cash pooling arrangements of the Group, provided that such guarantees and indemnities are given by members of the Group participating in such cash pooling arrangements, and provided that such cash pooling arrangements are entered into in the ordinary course of business;

(c) Financial Indebtedness of any Person existing at the time such Person becomes a Subsidiary or is consolidated with or merged with or into a Subsidiary or sells, leases or otherwise disposes of all of its property to a Subsidiary (and not incurred in contemplation thereof), provided that the principal amount of such Financial Indebtedness is not increased in contemplation of or subsequent to such acquisition, consolidation or merger and such Financial Indebtedness is discharged within six months of the date such Person becomes a member of the Group or is so consolidated or merged or effects such sale, lease or other disposition of property;

(d) Financial Indebtedness arising under Swap Contracts not entered into for speculative purposes; and

(e) Financial Indebtedness not otherwise permitted by clauses (a) through (d) above, provided that (i) immediately after giving effect to the incurrence of such other Financial Indebtedness the sum (without duplication) of (x) the aggregate outstanding principal amount of all such other Financial Indebtedness plus (y) the aggregate outstanding principal amount of Financial Indebtedness secured by Liens permitted by Section 10.3(g) shall not exceed $125,000,000 (or its equivalent in the relevant currency or currencies of payment) and (ii) if such Financial Indebtedness is incurred on or prior to the last day of the Adjustment Period and it constitutes Qualifying Priority Debt, an amount equal to the cash proceeds received by the applicable member of the Group in respect of such Qualifying Priority Debt (or, if such proceeds are in another currency, the equivalent thereof in U.S. Dollars determined as of the date of receipt thereof based on the exchange rate of such other currency for U.S. Dollars), less an amount equal to all upfront fees, costs and expenses (including taxes) incurred by a member of the Group to Persons who are not members of the Group in connection with the incurrence of such Qualifying Priority Debt, is applied within three Business Days of receipt to repay outstanding Notes pursuant to Section 8.2, or in lieu of such prepayment the Company may make an offer to all holders of Notes to purchase Notes on a pro rata basis in an aggregate principal amount equal to the corresponding cash proceeds received by such member of the Group, at the principal amount of the Notes to be so prepaid together with interest accrued thereon to the date of such prepayment plus a premium of 2.0% of such principal amount and, in the case of Swapped Notes, plus the Net Loss or minus the Net Gain, as the case may be, constituting the Swap Indemnity Amount in respect of each such Swapped Note, which offer shall remain open for at least 10 Business Days, and the requirements of this Section 10.2 with respect to prepayment of Notes shall be deemed to be satisfied if such offer is made and, if accepted, consummated.

For purposes of this Section 10.2: (i) Financial Indebtedness outstanding on the Amendment Effective Date (including any securitization) shall be included in all calculations made pursuant to clause (d) above (so long as such Financial Indebtedness remains outstanding) and any extension, renewal, refunding or refinancing of such Financial Indebtedness shall be deemed to be an incurrence of such Financial Indebtedness in the principal amount outstanding after giving effect to such extension, renewal, refunding or refinancing; (ii) a Subsidiary member of the Group shall be deemed to have incurred Financial Indebtedness previously owed to the Company or a Subsidiary Guarantor at the time the obligee ceases for any reason to be the Company or a Subsidiary Guarantor; and (iii) any Subsidiary Guarantor shall be deemed to have incurred its outstanding Financial Indebtedness (x) at the time its

Subsidiary Guarantee is released as provided for in Section 9.6 or (y) in case such Subsidiary Guarantee ceases to be in full force and effect as an enforceable instrument or such Subsidiary Guarantor (or any Person at its authorized direction or on its behalf) asserts in writing that such Subsidiary Guarantee is unenforceable in any material respect, at such time.

10.3. Liens.

The Company will not and will not permit any other member of the Group to create, assume, incur or permit to exist any Lien upon or with respect to any property, whether now owned or hereafter acquired (unless, if the Financial Indebtedness secured by such Liens is incurred after the last day of the Adjustment Period, contemporaneously therewith effective provision is made to secure the Notes equally and ratably with any and all other obligations so secured, such security to be pursuant to an agreement reasonably satisfactory to the Majority Holders, and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), provided that nothing in this Section 10.3 shall prohibit:

(a) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (including pursuant to cash pooling arrangements);

(b) the netting or set off of payments under Swap Contracts entered into by any member of the Group in the ordinary course of business and not for speculative purposes;

(c) any Lien arising by operation of law and in the ordinary course of business;

(d) [intentionally omitted];

(e) any Lien in respect of any asset acquired by a member of the Group or existing in respect of any asset of a Person at the time such Person becomes a member of the Group or is consolidated or merged with or into a member of the Group or sells, leases or otherwise disposes of all of its property to a member of the Group (and not created in contemplation thereof), provided that the principal amount secured by such Lien is not increased in contemplation of or subsequent to such acquisition or such Person becoming a member of the Group or being so consolidated or merged or effecting such sale, lease or other disposition of property and such Lien is removed or discharged within six months of the date of such acquisition or such Person becomes a member of the Group or is so consolidated or merged or effects such sale, lease or other disposition of property;

(f) Liens created or arising in the ordinary course of business of the relevant member of the Group as conducted at the date of this Agreement and described below:

(i) title transfer or retention arrangements provided for under the terms and conditions applicable to stock supplies made in the ordinary course of trading;

(ii) Liens in respect of assets of any U.S. Subsidiary where such Lien is created for the purpose of securing the payment of any taxes of such Subsidiary which are not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently prosecuted and with respect to which adequate reserves are maintained in the accounts of such Subsidiary in accordance with GAAP, unless and until any such Lien attaches to the property of such Subsidiary and becomes enforceable against its other creditors;

(iii) carriers’, warehousemen’s, mechanics’, materialmens’, repairmens’ or other Liens arising in the ordinary course of business of any member of the Group which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings diligently prosecuted;

(iv) subordinations of leaseholders’ interests in retail property to the interest of mortgagees of the fee interests therein in the ordinary course of business of any U.S. Subsidiary;

(v) pledges or deposits by any U.S. Subsidiary where the pledges or deposits are created for the purpose of securing the payment of any workers’ compensation, unemployment insurance, social security or other similar public or statutory payment required pursuant to applicable law; and

(vi) any third-party Liens over rental or other deposits made in the ordinary course of business of any member of the Group aggregating for the Group not more than $2,000,000 (or its equivalent in the relevant currency or currencies); and

(g) Liens not otherwise permitted by clauses (a) through (f) above securing Financial Indebtedness or indebtedness, obligations and/or liabilities not constituting Indebtedness for Borrowed Money, provided that (i) immediately after giving effect to the incurrence of such Financial Indebtedness the sum (without duplication) of (x) the aggregate outstanding principal amount of Financial Indebtedness secured by such other Liens plus (y) the aggregate outstanding principal amount of Financial Indebtedness of Subsidiaries permitted by Section 10.2(e) shall not exceed $125,000,000 (or its equivalent in the relevant currency or currencies of payment) and (ii) if such Financial Indebtedness is incurred on or prior to the last day of the Adjustment Period and it constitutes Qualifying Priority Debt, an amount equal to the cash proceeds thereof (or, if such proceeds are in another currency, the equivalent thereof in U.S. Dollars determined as of the date of receipt thereof based on the exchange rate of such other currency for U.S. Dollars), less an amount equal to all upfront fees, costs and expenses (including taxes) incurred by a member of the Group to Persons who are not members of the Group in connection with the incurrence of such Qualifying Priority Debt, is applied within three Business Days of receipt to repay an aggregate principal amount of Notes corresponding to such net cash proceeds pursuant to Section 8.2, or in lieu of such prepayment the Company may make an offer to all holders of Notes to purchase Notes on a pro rata basis in an aggregate principal amount corresponding to such net cash proceeds, at the principal amount thereof to be so prepaid together with interest accrued thereon to the date of such prepayment plus a premium of 2.0% of such principal amount and, in the case of Swapped Notes, plus the Net Loss or minus the Net Gain, as the case may be, constituting the Swap Indemnity Amount in respect of each such Swapped Note, which offer shall remain open for at least 10 Business Days, and the requirements of this Section 10.3 with respect to prepayment of Notes shall be deemed to be satisfied if such offer is made and, if accepted, consummated.

For purposes of this Section 10.3, Financial Indebtedness outstanding on the date of the Amendment Effective Date (including any securitization) shall be included in all calculations made pursuant to clause (g) above (so long as such Financial Indebtedness remains outstanding) and any extension, renewal, refunding or refinancing of such Financial Indebtedness shall be deemed to be an incurrence of such Financial Indebtedness in the principal amount outstanding after giving effect to such extension, renewal, refunding or refinancing.

10.4. Disposition of Assets.

The Company will not and will not permit any other member of the Group to, directly or indirectly, sell, lease, transfer or otherwise dispose of (collectively a “Disposition”) any of its assets unless (a) such Disposition is for fair value and on arm’s-length commercial terms, (b) at least 90% of the consideration received in such Disposition is cash and cash equivalents and (c) to the extent the Net Cash Proceeds realized upon such Disposition constitute Relevant Net Cash Proceeds (calculated as provided below), the Noteholders’ Pro Rata Share of such Relevant Net Cash Proceeds are applied within 20 Business Days of receipt to prepay the Notes pursuant to Section 8.2 or in lieu of such prepayment of the Notes the Company may make an offer to all holders of Notes to purchase, at not less than par, Notes on a pro rata basis in an aggregate unpaid principal amount at least equal to the Noteholders’ Pro Rata Share of such Relevant Net Cash Proceeds, which offer shall remain open for at least 10 Business Days, and the requirements of this Section 10.4 with respect to prepayment of Notes shall be deemed to be satisfied with respect to such Disposition if such offer is made and, if accepted, consummated; provided, however, that the following Dispositions shall not be taken into account for purposes of this Section 10.4:

(i) Dispositions of inventory made in the ordinary course of trading of the disposing entity;

(ii) Dispositions of cash and cash equivalents;

(iii) any Disposition (x) by the Company to a Guarantor, by a Guarantor to the Company or another Guarantor or by the Company or a Guarantor to another directly or indirectly wholly owned member of the Group or (y) for fair value, by any non-Guarantor to the Company, a Guarantor or another member of the Group;

(iv) Dispositions of shop premises (or interests therein) in the ordinary course of business and on arm’s length commercial terms, provided that the Net Cash Proceeds received in respect of such Dispositions shall not exceed $1,000,000 (or its equivalent in the relevant currency or currencies of payment) annually;

(v) any Disposition or series of linked Dispositions in the ordinary course of business on arm’s-length commercial terms of assets, the fair market value of which shall not exceed $100,000 (or its equivalent in the relevant currency or currencies of payment);

(vi) Dispositions of damaged, worn out, obsolete or redundant assets on arms’-length commercial terms;

(vii) any Disposition of Receivables in connection with a securitization permitted by Section 10.3(g);

(viii) any Disposition as a result of any Lien permitted by Section 10.3;

(ix) any Disposition which constitutes the payment of a lawful Restricted Payment provided that it does not constitute an Event of Default;

(x) any Disposition of assets in exchange for other assets comparable or superior as to type, value and quality;

(xi) any Disposition of Intellectual Property (including allowing any registrations or any applications for registration of any Intellectual Property to lapse or be abandoned), the fair market value of which Intellectual Property shall not exceed $100,000 (or its equivalent in the relevant currency or currencies) in the aggregate in any financial year of the Company;

(xii) any Disposition of shares pursuant to management of employee share option schemes or of shares held in treasury; and

(xiii) Dispositions arising pursuant to or in connection with the liquidation of the U.S. Deferred Compensation Plans.

As used in this Section 10.4,

“U.S. Deferred Compensation Plans” means two deferred compensation schemes in effect as of the Amendment Effective Date for the benefit of the Group’s U.S. employees.

“Intellectual Property” means all trade marks, trade names, copyrights, technology, know-how and processes necessary for or used in the conduct of the Group’s business as currently conducted that the Company, Parent Newco or any Subsidiary of the Company or Parent Newco owns, is licensed to use or otherwise has the right to use.

“Net Cash Proceeds” means the amount by which (i) the sum of cash and, once converted to cash, cash equivalents received by a member of the Group in connection with such a Disposition (including any cash and, once converted to cash, cash equivalents received by a member of the Group by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) exceeds (ii) the sum of (w) the principal amount of any Financial Indebtedness that is secured by such asset and that is repaid in connection with such Disposition, (x) the fees, commissions, premiums and expenses (including attorneys’ fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) incurred by a member of the Group to a Person who is not a member of the Group in connection with such Disposition, (y) taxes incurred, paid, agreed to be paid, or estimated (on a consolidated basis) to be payable in connection therewith, and (z) any reserve, established in accordance with GAAP, for (1) adjustment in respect of the sale price of such asset or assets or (2) any liabilities associated with such assets retained by a member of the Group after such Disposition, including pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that any amounts retained with respect to clause (y) or clause (z) above shall be used solely for the purpose of funding the liabilities for which such funds were reserved and if and to the extent such reserves are released in accordance with GAAP, the released funds shall be considered Net Cash Proceeds hereunder.

“Relevant Net Cash Proceeds” means, as of any date of calculation, Net Cash Proceeds in excess of $10,000,000 (or its equivalent in the relevant currency or currencies of payment) received by the Group during the period commencing on the Amendment Effective Date and ending on such calculation date. Any Net Cash Proceeds that constitute Relevant Net Cash Proceeds and which have been taken into account in computing the amount of a prepayment offer pursuant to this Section 10.4 on or prior to such calculation date shall be ignored for purposes of calculating the amount of any subsequent Relevant Net Cash Proceeds and any resulting prepayment offer.”

(k) Section 10 of the Original Note Agreement is hereby amended by adding the following at the end thereof:

“10.9. Capital Expenditures.

The Company will not and will not permit any member of the Group to make or commit to make Capital Expenditures that would result in the aggregate amount of Capital Expenditures of the Group made during the financial year of the Company ending

(a) on or about January 31, 2010 exceeding $71,000,000,

(b) on or about January 31, 2011 exceeding $93,000,000,

(c) on or about January 31, 2012 exceeding (i) $115,000,000, if the Required Offers have been made on or before the making of such Capital Expenditure, and (ii) $85,000,000, if not, and

(d) on or about January 31, 2013 exceeding (i) $205,000,000, if the Required Offers have been made on or before the making of such Capital Expenditure, and (ii) $100,000,000, if not.

10.10. Acquisitions.

During the Adjustment Period, the Company will not and will not permit any member of the Group to acquire or invest in any assets, revenues, shares, business or undertaking other than:

(a) stock in trade in the normal course of business;

(b) investments in or acquisitions of cash and cash equivalents;

(c) investments received as a result of the bankruptcy or reorganization of any Person or a foreclosure, or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(d) receivables owing to a member of the Group if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(e) cash deposits with banks made in the ordinary course of business of a member of the Group, consistent with past practice, to secure payment of trade payables under one or more Bank Credit Facilities;

(f) investments in or acquisitions of any Person to the extent such investments consist of prepaid expenses, deposits and advances to suppliers, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by a member of the Group;

(g) any investment or acquisition made as a result of the receipt of non-cash consideration from a Disposition that was made pursuant to and in compliance with Section 10.4;

(h) any acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances permitted under Section 10.4;

(i) acquisitions of assets (other than shares, revenues, businesses or undertakings) in the ordinary course of business;

(j) any investment by a member of the Group in the Company or a Guarantor;

(k) any acquisition by a member of the Group by way of the acquisition or subscription for shares or securities in an existing or newly formed non-Guarantor Subsidiary which is (or as a result of such acquisition would be) wholly owned directly or indirectly by the Company and/or a Guarantor or Guarantors; and

(l) assets not otherwise permitted by clauses (a) through (k) above, the aggregate value of which in any financial year of the Company during the Adjustment Period shall not exceed an amount equal to $10,000,000 (or its equivalent in the relevant currency or currencies), provided that the amount of any indebtedness acquired as part of any such acquisition or investment shall be treated as part of the cost of such acquisition or investment.

10.11. Fiscal Year.

The Company shall ensure that the financial year of the Company and each Subsidiary Guarantor is the same as that of Parent Newco and that such each financial year is not changed from that applicable as at the Amendment Effective Date. For the avoidance of doubt, the holders of the Notes acknowledge that due to the operation of equal quarterly financial quarters, it is periodically the case that the Company, Parent Newco and/or some or all of the Subsidiary Guarantors may have a financial year of 53 consecutive weeks; however, if any such change shall be required by applicable law or required in order to properly prepare the financial statements required to be delivered pursuant to Section 7.1(a) and Section 7.1(b), the Company shall give not less than 30 days’ prior written notice thereof to the holders of the Notes and shall enter into such amendments to this Agreement as the Majority Holders shall reasonably require for the purpose of causing the computations contemplated by Section 7.2(a) to be, as nearly as practicable, unaffected by such change.”

(k) Section 11(c) of the Original Note Agreement is hereby amended to read in its entirety as follows:

“(c) the Company defaults in the performance of or compliance with any term contained in any of Sections 7.1(d), 10.1 to 10.5, inclusive, or 10.9 to 10.11, inclusive, unless in the case of a default under Sections 10.2 to 10.5, inclusive, 10.9, 10.10 or 10.11 that is capable of being cured, such default is cured diligently and in good faith and in any event within 21 days; or”

(l) Section 11 of the Original Note Agreement is hereby amended by replacing the “.” after clause (l) with “; or” and by inserting therein at the end thereof new Sections (m), (n) and (o), each reading in its entirety as follows:

“(m) Parent Newco declares or makes, or permits any other member of the Group to declare or make, any Restricted Payment (other than an Exempted Restricted Payment) between the Amendment Effective Date and the last day of the Company’s financial year ending on or about January 30, 2011; or

(n) Parent Newco declares or makes, or permits any other member of the Group to declare or make, any Restricted Payment (other than an Exempted Restricted Payment) in either of its financial years ending in 2012 or 2013 unless:

(i)	at the time of declaring or making such Restricted Payment and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(ii)	immediately after giving effect to such Restricted Payment, the sum of the amount of such Restricted Payment and all other Restricted Payments (excluding all Exempted Restricted Payments) made during the period commencing on the first day of the then current financial year and ending on the date of making such Restricted Payment does not exceed the Surplus Amount, if any, arising during that financial year (as determined in accordance with Section 8.10(b)); and

(iii)	such Restricted Payment is made not more than 90 days after the date of its declaration; or

(o) Parent Newco declares or makes, or permits any other member of the Group to declare or make, any Restricted Payment (other than an Exempted Restricted Payment) in its financial year ending in 2014 or in any financial year ending thereafter unless:

(i)	on or prior to the date of any such action, the Company shall have made the Required Offers;

(ii)	at the time of declaring or making such Restricted Payment and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(iii)	prior to declaring or making such Restricted Payment (and in any event in the same financial year as the proposed Restricted Payment is proposed to be made) the Company shall have made an offer to all holders of Notes (such offer to be made in accordance with the procedure set out in Section 8.10(b) (ignoring for these purposes the references to “Minimum Amount” in such Section) and such offer to remain open for at least 10 Business Days) at the time outstanding to prepay Notes on a pro rata basis in an aggregate amount equal to such Restricted Payment, such prepayment to be calculated as the aggregate of the pro rata principal amount of the Notes to be prepaid together with interest accrued thereon to the date of such prepayment plus a premium of 2.0% of such principal amount and, in the case of Swapped Notes, plus the Net Loss or minus the Net Gain, as the case may be, constituting the Swap Indemnity Amount in respect of each such Swapped Note;

(iv)	the amount of such Restricted Payment shall not exceed the corresponding Declined Amount; and

(v)	such Restricted Payment shall be made not more than 90 days after the date of its declaration.”

(m) Section 11(f) of the Original Note Agreement is hereby amended such that each reference therein to “$20,000,000” shall be replaced with a reference to “$15,000,000”.

(n) Schedule B to the Original Note Agreement is hereby amended by deleting the definition of “EBITARR”.

(o) Schedule B to the Original Note Agreement is hereby further amended by inserting in alphabetical order the following definitions, in each case to read in its entirety as follows:

““Adjustment Period” means the period beginning with the Relevant Period ending January 31, 2009 and ending with the Relevant Period ending on the last day of the fiscal year of the Company falling on or about January 31, 2013.

“Amendment Effective Date” is defined in Section 6 of the Second Supplemental Agreement dated as of March 13, 2009, entered into by the Company with the institutional investors party thereto.

“Capital Expenditures” means any payments made to acquire long-lived assets which, in accordance with U.S. GAAP, are treated as capital expenditures in the consolidated financial statements of Parent Newco.

“Credit Portfolio Statistics Report” means a certificate of a Senior Financial Officer of the Company setting forth bad debt levels and accounts receivable agings of the Group, substantially in the form of Schedule 7.1.

“Declined Amount” means, in respect of any Restricted Payment referred to in Section 11(o), the difference between (a) the amount of the Restricted Payment proposed to be made which has been offered to the Noteholders in prepayment of the Notes (including the payment of the premium and accrued interest referred to in Section 11(o)) in the manner contemplated in Section 11(o) (including any reofferings to be made pursuant to Section 8.8) (such offer and reoffer being the “Relevant Offer”) and (b) the amount of the proposed Restricted Payment which has been accepted by Noteholders pursuant to the corresponding Relevant Offer.

“EBITDAR” means, for any period, Consolidated Earnings Before Interest and Tax for that period before taking into account any amounts attributable to the amortization of intangible assets and depreciation of long-lived tangible assets and after adding back an amount equal to Rents and Operating Lease Expenditure of the Group for that period.

“Exempted Restricted Payment” means (a) the redemption or repurchase by Parent Newco of its share capital provided that the aggregate amount of such redemptions or repurchases does not exceed $1,000,000 in any financial year of Parent Newco and (b) a Restricted Payment made by a Subsidiary to the Company or a Guarantor or by a Subsidiary on a pro rata basis to a member of the Group and such Subsidiary’s other shareholders according to their respective ownership interests in such Subsidiary.

“Fixed Charge Coverage Ratio” is defined in Section 10.1(b).

“Guarantor” means Parent Newco, the Subsidiary Guarantors and all of them, as the context may require, in each case, for so long as their respective Newco Guarantee and Subsidiary Guarantees remain in full force and effect and no member of the Group is asserting in writing that its Guarantee is unenforceable in any material respect.

“Noteholders’ Pro Rata Share” is defined in Section 8.10(b).

“Priority Debt” means (without double counting) all (a) Indebtedness for Borrowed Money of any Subsidiary (other than a Subsidiary Guarantor) other than Indebtedness for Borrowed Money permitted under Sections 10.2(a) through Section 10.2(d), inclusive, and (b) Financial Indebtedness of any member of the Group which is secured other than as permitted under Section 10.3(a) through Section 10.3(f), inclusive.

“Qualifying Priority Debt” means, as of any date of calculation, the aggregate amount of all Priority Debt outstanding on such calculation date in excess of $25,000,000 (or its equivalent in the relevant currency or currencies of payment). Any Priority Debt that constitutes Qualifying Priority Debt and that has been taken into account in computing the amount of a prepayment offer pursuant to Section 10.2 or Section 10.3 on or prior to such calculation date shall be ignored for purposes of calculating the amount of any subsequent Qualifying Priority Debt and resulting prepayment offer.

“Required Offers” means offers made by the Company pursuant to Section 8.10 to prepay in aggregate at least $190,000,000 principal amount of the Notes and includes each offer made, whether or not accepted, provided that if such offer is accepted, it is consummated.

“Reserve Rate Increase” is defined in Section 1.3(b).

“Restricted Payments” means (a) the payment by Parent Newco or any other member of the Group of a dividend or distribution or interest thereon (whether in cash or in kind) on or in respect of its share capital or any class thereof, (b) any repayment or distribution or dividend of share premium reserve by Parent Newco or any other member of the Group or (c) the redemption, repurchase, defeasance, retirement or repayment by Parent Newco or any other member of the Group of any of its share capital or similar equity interests of any class or of any warrant, option or other right to acquire such share capital or similar equity interests other than as permitted under Section 10.4(xii).

“Service Charges” means, in respect of any Relevant Period, any and all amounts which are payable by a member of the Group in respect of, or which arise as a result of, freehold, leasehold or commonhold premises in which a member of the Group has an interest as legal or beneficial owner or as lessee or licensee and which relate, or are referable, to or are in the nature of:

(a) service charges (whether relating to maintenance, repairing or other matters in respect of real property or the provision of services in respect of real property) the equivalent of which in the United States are common area charges;

(b) to the extent not falling within paragraph (a) above, contributions to the payment of insurance premiums or the cost of insurance valuations or that arise in the context of obtaining (or making an application to obtain) insurance; and

(c) contributions to sinking funds;

in each case relating to such premises and interests of the Group and any value added tax as provided for in the Value Added Tax Act 1994 payable on such amounts.

“SFAS” means the Statements of Financial Accounting which form a part of GAAP in the United States.

“Surplus Amount” is defined in Section 8.10(b).

“Swap Agreement” means, with respect to any Note, (a) an interest rate swap agreement (an “Initial Swap Agreement”) that was entered into by an original Purchaser of such Note (or any Affiliate thereof or successor thereto) under which any holder of such Note has contracted to receive a floating rate of interest, which agreement was dated on or prior to January 1, 2009 and which was provided to the Company on or prior to the Amendment Effective Date and which relates to the scheduled payments by the Company of interest on such Note, (b) any Initial Swap Agreement that has been assumed (on substantially the same economic terms) by (i) a new counterparty and/or (ii) a holder of such Note in connection with a transfer of such Note by the Purchaser thereof to one or more Affiliates of such Purchaser or by any such Affiliate to another Affiliate of such Purchaser or as a result of the merger or consolidation of the Purchaser of such Note or such Affiliate and (c) any Replacement Swap Agreement. As used herein, “Replacement Swap Agreement” means, with respect to any Note that was subject to an Initial Swap Agreement, any swap or exchange agreement with payment terms and provisions (other than a reduction in notional amount in the case of a partial prepayment) substantially similar to those of such Initial Swap Agreement (including, without limitation, a modification, amendment, assumption or assignment of an existing Swap Agreement) that (i) is in a notional amount not to exceed (1) the aggregate outstanding principal amount of Notes held by the holder of Notes entering into such agreement and (2) the notional amount provided for in such Initial Swap Agreement, (ii) is in full or partial replacement of or substitution for such holder’s Initial Swap Agreement, and (iii) is entered into with the same or a differing counterparty as a result of, and following, a partial prepayment or repayment of any Swapped Note prior to its scheduled maturity pursuant to any of Sections 8.10, 8.11, 10.2, and 10.3 or in connection with the making of a Restricted Payment without giving rise to an Event of Default under Section 11(o).

“Swap Indemnity Amount” means, with respect to any Swapped Note (or portion thereof) as to which the holder has accepted an offer of prepayment pursuant to any of Sections 8.10, 8.11, 10.2 and 10.3, or in connection with the making of a Restricted Payment without giving rise to an Event of Default under Section 11(o), the amount of the Net Gain or Net Loss, in either case under or in connection with an early termination of the related Swap Agreement as a result of, and solely allocable to, the principal amount of such Swapped Note (or portion thereof) being prepaid as aforesaid prior to its scheduled maturity date; provided, however, that in no event shall the Net Loss exceed the Make-Whole Amount that would have been payable in respect of such Swapped Note (or portion thereof) had such Note (or portion thereof) been prepaid in accordance with Section 8.2, as calculated in accordance with Section 8.9. Any (a) Net Loss shall be reimbursed to such holder by the Company upon any such prepayment of such Swapped Note and (b) Net Gain shall be deducted from the amount paid to such holder by the Company upon any such prepayment of such Note.

Between 9:45 a.m. and 10:15 a.m. (New York City time) on the second Business Day preceding the date of a prepayment under Section 8.10, 8.11, 10.2 or 10.3, or in connection with the making of a Restricted Payment without giving rise to an Event of Default under Section 11(o), as the case may be (each, a “Swap Indemnity Calculation Date”), each holder of a Swapped Note shall close out the Swap Agreement or any portion of the Swap Agreement equivalent to the portion of such Swap Agreement being prepaid and within two hours thereafter shall provide the Company summary information (day/date/time, amount, rate, settlement amount and settlement date, which may be in the form of an electronic communication from the counterparty if the close out confirmation is unavailable, it being agreed that a copy of the close out confirmation shall be furnished to the Company as soon as practicable after it becomes available) supporting the amount of its (a) net gain (if any) that it is receiving (by payment, through off-set or netting or otherwise) from a counterparty under the applicable Swap Agreement (the “Noteholder Net Gain”) or (b) net loss, cost or expense (if any) that it is incurring (by payment, through off-set or netting or otherwise) to a counterparty under the applicable Swap Agreement (the “Noteholder Net Loss”), pursuant to the terms of such Swap Agreement.

Between 9:45 a.m. and 10:15 a.m. (New York City time) on the Swap Indemnity Calculation Date, the Company shall be entitled to obtain in respect of each Swap Agreement quotations provided as of the Swap Indemnity Calculation Date by Royal Bank of Scotland and Barclays (each, an “Agent Bank”) designated by the Company and agreed to by each holder of a Swapped Note which quotations the Company shall then average, for (a) the net gain (if any) that the holder of a Swapped Note would receive (by payment, through off-set or netting or otherwise) (the “Agent Bank Average Net Gain”) or (b) the net loss (if any) that the holder of a Swapped Note would incur (by payment, through off-set or netting or otherwise) (the “Agent Bank Average Net Loss”) in consideration of an agreement between each holder of a Swapped Note and each such financial institution to close out such Swap Agreement or any portion of such Swap Agreement equivalent to the portion of the Swapped Notes being prepaid. The Company shall provide reasonably detailed support for such calculations of the Agent Bank Average Net Gain or Agent Bank Average Net Loss to each holder of a Swapped Note not later than 12:30 p.m. (New York City time) on the Swap Indemnity Calculation Date following the delivery of the Noteholder Net Gain or Noteholder Net Loss. In the event the Agent Bank Average Net Gain or Agent Bank Average Net Loss is used in determining the Net Gain or Net Loss, the Company shall use its reasonable best efforts to assist each holder of a Swapped Note in communicating with and obtaining information from the Agent Banks for purposes of evaluating any such quote.

The amount incurred by each holder of a Swapped Note to the Company (the “Net Gain”) shall be (a) the Noteholder Net Gain, if the Noteholder Net Gain is less than or equal to an amount that is either (i) 5% greater than or (ii) 5% less than, the Agent Bank Average Net Gain or (b) the Agent Bank Average Net Gain, if the Noteholder Net Gain exceeds an amount that is either (i) 5% greater than or (ii) 5% less than the Agent Bank Average Net Gain.

The amount received by each holder of a Swapped Note from the Company (the “Net Loss”) shall be (a) the Noteholder Net Loss, if the Noteholder Net Loss is less than or equal to an amount that is either (i) 5% greater than or (ii) 5% less than, the Agent Bank Average Net Loss or (b) the Agent Bank Average Net Loss, if the Noteholder Net Loss exceeds an amount that is either (i) 5% greater than or (ii) 5% less than the Agent Bank Average Net Loss.

The determination of the Noteholder Net Gain or Noteholder Net Loss and, if applicable, the calculation of the Agent Bank Average Net Gain or the Agent Bank Average Net Loss shall be binding on the respective parties absent demonstrable error.

“Swapped Note” means any Note that (a) is subject to a Swap Agreement and (b) has not been transferred to any Person other than an Affiliate of or successor to the Purchaser of such Note or to a Person that has assumed an Initial Swap Agreement in respect of such Notes.”

(p) The definition of “Material Subsidiary” set forth in Schedule B to the Original Note Agreement is hereby amended such that each reference therein to “10%” shall be replaced with a reference to “5%”.

(q) Each of the following definitions set forth in Schedule B to the Original Note Agreement is hereby amended in its entirety to read as follows:

““Bank Credit Facility” means (a) the Existing Bank Credit Facility and (b) any other working capital credit, loan or borrowing facility (including any renewal, extension, replacement or refinancing of a then existing working capital facility) entered into on or after the date of the Closing by any member of the Group in a principal amount equal to or greater than $25,000,000 (or the equivalent in the relevant currency of payment, determined as of the date of the financial closing of such working capital facility based on the exchange rate of such other currency for U.S. Dollars).

“Consolidated Earnings Before Interest and Tax” means, in respect of any Relevant Period, the total operating profit for continuing operations, acquisitions (as a component of continuing operations) and discontinued operations (as defined in SFAS 144 “Accounting for the impairment or disposal of long-lived assets”) of the Group. This excludes, for the avoidance of doubt, any material profits or losses recognized that result from the sale of a long-lived asset or a disposal group regardless of whether such a sale qualifies as a discontinued operation under SFAS 144, the costs associated with exit activities (as defined under SFAS 146 “Accounting for costs associated with exit or disposal activities”), material infrequently occurring items and extraordinary items (in the case of extraordinary items as defined in APB 30 “Reporting the results of operations - Reporting the effects of disposal of a segment of a Business, and extraordinary, unusual and infrequently occurring events and transactions”) for such Relevant Period. For the further avoidance of doubt, no amount of the type described in paragraph (b) of the definition of Consolidated Net Interest Expenditure shall be deducted from, or shall otherwise be taken into account in calculating, total operating profit of the Group.

“Consolidated EBITDA” means, for any Relevant Period, Consolidated Earnings Before Interest and Tax before taking into account any amounts attributable to the amortization of intangible assets and the depreciation of tangible assets for such Relevant Period, adjusted by:

(a) including the EBITDA (determined on the same basis as “Consolidated EBITDA”) of a member of the Group acquired during such Relevant Period for that part of such Relevant Period when it was not a member of the Group and/or the business or assets were not owned by a member of the Group; and

(b) excluding the EBITDA (determined on the same basis as “Consolidated EBITDA”) attributable to any member of the Group or to any business sold during such Relevant Period.

“Consolidated Net Interest Expenditure” means, in respect of any Relevant Period, the aggregate amount of the interest (including, without limitation, the interest element of finance leasing and hire purchase payments and capitalised interest), commission and other finance payments payable by the Group (including any periodic commission, fees, discounts and other finance payments payable by the Group under any Swap Contract) after deducting:

(a) the amount of the interest receivable by any member of the Group in or in respect of such Relevant Period (including, without limitation, any periodic commission, fees, discounts and other finance payments receivable by any member of the Group under any Swap Contract); and

(b) the amount (to the extent otherwise included) of all fees, costs and expenses (but not deducting, for the avoidance of doubt, any margin, commitment fee or interest payments) which have been incurred and/or paid by a member of the Group in, in respect of, or which are attributed to, such Relevant Period in connection with the amendments to and waivers of this Agreement and the Existing Bank Credit Facility, respectively, in each case becoming effective on or about the Amendment Effective Date.

“Default Rate” means for a Note of any series, that rate of interest per annum that is the greater of (i) 2% above the then applicable interest rate for the Notes of such series, as such rate may be adjusted from time to time pursuant to Section 1.3, and (ii) 2% above the rate of interest from time to time publicly announced by Citibank, N.A. in New York City as its “base” or “prime” rate.

“Existing Bank Credit Facility” means the $520,000,000 Multicurrency Revolving Credit Facilities Agreement dated June 26, 2008 between the Company, the Subsidiaries comprising Original Guarantors (as defined therein), Barclays Capital, Fifth Third Bank, HSBC Bank plc and The Royal Bank of Scotland plc, as mandated lead arrangers, ABN AMRO Bank N.V. and National City Bank, as co-lead arrangers, HSBC Bank plc, as agent, and the lenders party thereto, as amended and restated on or about the Amendment Effective Date, and as further supplemented, amended or restated from time to time, including any refinancing thereof provided that for the purposes of Sections 8.10 and 10.4 the maximum amount of commitments under such refinancing shall not exceed $370,000,000.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a) moneys borrowed;

(b) any amount raised by acceptance under any acceptance credit facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g) any Swap Contract entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any Swap Contract, only the then Swap Termination Value shall be taken into account) but a member of the Group shall not be construed as incurring indebtedness if it simply pays an up-front fee in respect of any such transaction in respect of which it has no continuing financial obligations;

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i) any amount which would be payable in the event of the redemption of Redeemable Shares;

(j) any amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 90 days;

(k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses (a) to (j) above; and

(l) (without double counting) amounts owing in respect of all securitizations.

“Operating Lease Expenditure” means, in respect of any Relevant Period, all payments made by the Group under operating leases under which a member of the Group is the lessee. Notwithstanding the foregoing, Operating Lease Expenditure shall not include any Rates or Service Charges.

“Receivables” means receivables under credit card accounts of Sterling Jewelers Inc., Sterling Inc., Sterling of Columbus Inc. and/or Sterling Jewelers LLC and any other receivables of a member of the Group.

“Relevant Period” means each period of approximately 12 months ending on the last day of the Company’s financial year and each period of approximately 12 months ending on the last day of each financial quarter of the Company’s financial year.

“Rates” means, in respect of any Relevant Period, all payments made by a member of the Group in respect of business rates levied by a local authority or other governmental body in respect of freehold or leasehold premises owned or occupied by a member of the Group (the equivalent of which in the United States is local area charges).

“Rents” means, in respect of any Relevant Period, all payments made by a member of the Group in respect of rents, licence fees and other moneys payable in respect of freehold or leasehold premises in which a member of the Group has an interest as lessee or licensee (but shall not to the extent thereof include any such payments that are linked to the turnover of any member of the Group) less all such payments made to the Group as lessor or licensor of such premises during, or in respect of, that Relevant Period. Notwithstanding the foregoing, Rents shall not include any Rates or Service Charges.”

(r) Each of Exhibits 1.1(a), 1.1(b) and 1.1(c) to the Original Note Agreement is hereby amended and restated in its entirety as of the Amendment Effective Date so that the same shall be in the form of Exhibit A, Exhibit B and Exhibit C hereto, respectively.

(s) The Original Note Agreement is hereby amended by attaching thereto, as Schedule 7.1 and Schedule 8.10, the form of Credit Portfolio Statistics Report and the form of Deleveraging Notice attached hereto as Exhibit D and Exhibit E, respectively.

SECTION 5. Replacement Notes. (a) From and after the date that is 10 Business Days after the Amendment Effective Date, each Noteholder may at its option surrender its Note(s) with a request that such Note(s) be exchanged for one or more Replacement Notes (defined below) in authorized denominations. Within seven Business Days after receiving any such request and surrendered Note(s), the Company shall execute and deliver, at the Company’s expense, one or more new Notes (as requested by the holder thereof) substantially in the respective forms set out in Exhibit A, Exhibit B and Exhibit C hereto (each such new Note being referred to in this Supplemental Agreement as a “Replacement Note”) for the appropriate series of Note that it replaces in exchange for, dated the date to which interest shall have last been paid on, and in an aggregate principal amount equal to the unpaid principal amount of, the surrendered Note(s). Each such Replacement Note shall be payable to such Person as such holder may request.

(b) A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall be obtained for the Replacement Notes of each series in sufficient time for the Company to make Replacement Notes available to holders in accordance with Section 5(a) above.

(c) The Company and the Noteholders acknowledge and agree that in connection with this Supplemental Agreement, the Company is required to file Inland Revenue Form FD13 or a similar Form with the appropriate taxing authority in the United Kingdom. Each Noteholder agrees, subject to the limitations of clause (b) of Section 13 of the Original Note Agreement, that it shall duly complete and deliver to the Company or mail a Form to the appropriate taxing authority (which shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form).

SECTION 6. Effectiveness of this Supplemental Agreement. This Supplemental Agreement shall not become effective until, and shall become effective on, the date (the “Amendment Effective Date”) on which all of the following conditions precedent shall have been satisfied and the parties hereto are so advised in writing by your special counsel:

Section 6.1. Proceedings. All proceedings taken by the Company in connection with this Supplemental Agreement and all documents and papers incident thereto shall be satisfactory to you and your special counsel (acting reasonably), and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents and papers, all in form and substance satisfactory to you and your special counsel (acting reasonably), as you or they may reasonably request in connection therewith.

Section 6.2. Execution of this Supplemental Agreement. Counterparts of this Supplemental Agreement shall have been executed and delivered to each other by the Company and all holders of the Notes and the Noteholders shall have consented to this Supplemental Agreement as evidenced by their execution thereof.

Section 6.3. Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Supplemental Agreement shall be true and correct on and as the Amendment Effective Date; provided, however, that the Amendment Effective Date shall be deemed to have occurred notwithstanding any such representation or warranty proving to have been false or incorrect in any material respect on such date if in the case of any such representation or warranty that is capable of being cured, the same shall be cured diligently and in good faith and in any event within 30 days after the Company shall become aware of the falseness or incorrectness thereof.

Section 6.4. Closing Documents. Each Noteholder shall have received such certificates of officers of the Company as it may reasonably request with respect to this Supplemental Agreement and the transactions contemplated hereby.

Section 6.5. Opinions of Counsel. Each Noteholder shall have received opinions in form and substance satisfactory to them, dated the date of this Supplemental Agreement from: (a) Herbert Smith LLP, English legal advisors for the Company, Parent Newco and the Subsidiary Guarantors, substantially in the form attached as Exhibit F hereto and covering such other matters incident to the transactions contemplated hereby as the Noteholders or their special counsel may reasonably request; (b) Herbert Smith LLP, special U.S. counsel for the Company, Parent Newco and the Subsidiary Guarantors, substantially in the form attached as Exhibit G hereto and covering such other matters incident to the transactions contemplated hereby as the Noteholders or their special counsel may reasonably request; and (c) Conyers

Dill & Pearman, special Bermuda counsel for Parent Newco, substantially in the form attached as Exhibit H hereto and covering such other matters incident to the transactions contemplated hereby as the Noteholders or their special counsel may reasonably request.

Section 6.6. Payment of Fees. The Company shall have paid (a) to you and each other holder of a Note, by wire transfer as provided in Schedule A to the Original Note Agreement (or to you in such other manner or to such other address as you shall have specified in writing to the Company at least one Business Day before the Amendment Effective Date) a non-refundable amendment fee equal to 0.50% of the aggregate unpaid principal amount of the Notes respectively held by you and such other holder as set forth opposite your and their names in the acceptance form of this Supplemental Agreement, and (b) the fees and disbursements of your special counsel as contemplated by Section 7 of this Supplemental Agreement.

Section 6.7. Amendment to Existing Bank Credit Facility. All conditions to the effectiveness of the Existing Bank Credit Facility (as such term is amended by this Supplemental Agreement) shall have been satisfied or waived by the required percentage of lenders thereunder; and such amendment shall not contain any term more favorable to the lenders under the Existing Bank Credit Facility (as such term is amended by this Supplemental Agreement) or more restrictive upon any member of the Group than the terms contained in this Supplemental Agreement.

Section 6.8. Swap Documentation. Each holder of a Swapped Note shall have delivered to the Company a copy of the fully-executed Swap Agreement applicable to its Swapped Notes (each of the foregoing terms, as defined in the Amended Note Agreement) and by execution of this Supplemental Agreement, the Company acknowledges receipt of each such Swap Agreement.

SECTION 7. Expenses. Without limiting the generality of Section 16.1 of the Amended Note Agreement, the Company agrees, whether or not the transactions contemplated hereby are consummated, to pay the reasonable fees and disbursements of Willkie Farr & Gallagher LLP, your special counsel, for their services rendered in connection with such transactions and with respect to this Supplemental Agreement and any other document delivered pursuant to this Supplemental Agreement.

In furtherance of the foregoing, on the Amendment Effective Date the Company will pay or cause to be paid the reasonable fees and disbursements of Willkie Farr & Gallagher LLP which are reflected in the statement of such firm delivered to the Company two Business Days prior to the Amendment Effective Date. The Company will also pay promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of such firm in connection with the transactions contemplated hereby (including disbursements unposted as of the Amendment Effective Date).

SECTION 8. Ratification. Except as amended hereby, the Original Note Agreement is in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect including, without limitation, the rights of the Company thereunder.

SECTION 9. Counterparts. This Supplemental Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 10. Governing Law. This Supplemental Agreement and each Replacement Note, if any, shall be governed by and construed in accordance with the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SECTION 11. Jurisdiction and Process; Waiver of Jury Trial.

(a) Each of the Company, Parent Newco and the Subsidiary Guarantors irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Supplemental Agreement. To the fullest extent permitted by applicable law, each of the Company, Parent Newco and the Subsidiary Guarantors irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each of the Company, Parent Newco and the Subsidiary Guarantors agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 11 brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each of the Company, Parent Newco and the Subsidiary Guarantors has consented to process being served by or on behalf of any Noteholder in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 11 by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as its agent for the purpose of accepting service of any process in the United States. Each of the Company, Parent Newco and the Subsidiary Guarantors agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 11 shall affect the right of any Noteholder to serve process in any manner permitted by law, or limit any right that the Note holders may have to bring proceedings against the Company or Parent Newco or any Subsidiary Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) Each of the Company, Parent Newco and the Subsidiary Guarantors has previously appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011, to receive for it, and on its behalf, service of process in the United States.

(f) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 12. Subsidiary Guarantors; Parent Newco. By signing a counterpart of this Supplemental Agreement in the space below provided, (a) Parent Newco acknowledges the foregoing amendments and confirms its Accession Agreement in respect of the Original Note Agreement as supplemented, amended and modified by this Supplemental Agreement and its Newco Guarantee and (b) each Subsidiary Guarantor acknowledges the foregoing amendments and confirms its Subsidiary Guarantee in respect of the Notes and the Amended Note Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES FOLLOW]

If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Supplemental Agreement shall become a binding agreement among you, the Company, Parent Newco and the Subsidiary Guarantors, subject to becoming effective as hereinabove provided.

SIGNET GROUP PLC

By:	/S/ MARK JENKINS
Name:	Mark Jenkins
Title:	Director and Company Secretary

By:	/S/ WALKER G. BOYD
Name:	Walker G. Boyd
Title:	Director

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
The Variable Annuity Life Insurance Company	$27,000,000 (Series C)

American General Life Insurance Company	$15,000,000 (Series C)

AIG Life Insurance Company	$10,000,000 (Series C)

American International Life Assurance Company of New York	$5,000,000 (Series C)

The United States Life Insurance Company in the City of New York	$5,000,000 (Series C)

By:	AIG Global Investment Corp., investment advisor

	By:	/S/ PETER DEFAZIO
	Name:	Peter DeFazio
	Title:	Managing Director

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
One Madison Investments (Cayco) Limited	$14,000,000 (Series B) $26,000,000 (Series C)

By:	Metropolitan Life Insurance Company, its Investment Manager

	By:	/S/ JUDITH A. GULOTTA
	Name:	Judith A. Gulotta
	Title:	Managing Director

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Principal Life Insurance Company	$14,000,000 (Series B)

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

	By:	/S/ ALAN P. KRESS
	Name:	Alan P. Kress
	Title:	Counsel

	By:	/S/ JAMES C. FIFIELD
	Name:	James C. Fifield
	Title:	Assistant General Counsel

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Symetra Life Insurance Company, a Washington corporation	$14,000,000 (Series B)

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

	By:	/S/ ALAN P. KRESS
	Name:	Alan P. Kress
	Title:	Counsel

	By:	/S/ JAMES C. FIFIELD
	Name:	James C. Fifield
	Title:	Assistant General Counsel

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Scottish Re (U.S.), Inc.	$1,400,000 (Series B)

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

	By:	/S/ ALAN P. KRESS
	Name:	Alan P. Kress
	Title:	Counsel

	By:	/S/ JAMES C. FIFIELD
	Name:	James C. Fifield
	Title:	Assistant General Counsel

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Midland National Life Insurance Company	$25,000,000 (Series A)

By:	/S/ MICHAEL DAMASO
Name:	Michael Damaso
Title:	Senior Managing Director

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
ING USA Annuity and Life Insurance Company	$4,000,000 (Series A) $5,000,000 Series (C)

Reliastar Life Insurance Company	$11,000,000 (Series A)

Security Life of Denver Insurance Company	$7,000,000 (Series C)

ING Life Insurance and Annuity Company	$3,000,000 (Series C)

By:	ING Investment Management LLC, as Agent

	By:	/S/ CHRISTOPHER P. LYONS
	Name:	Christopher P. Lyons
	Title:	Senior Vice President

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Transamerica Life Insurance Company (successor by merger with Transamerica Occidental Life Insurance Company)	$10,000,000 (Series B) $20,000,000 (Series C)

By:	/S/ DEBRA R. THOMPSON
Name:	Debra R. Thompson
Title:	Vice-President

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
AXA Equitable Life Insurance Company	$17,000,000 (Series B)

By:	/S/ AMY JUDD
Name:	Amy Judd
Title:	Investment Officer

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
MONY Life Insurance Company	$8,000,000 (Series B)

By:	/S/ AMY JUDD
Name:	Amy Judd
Title:	Investment Officer

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Connecticut General Life Insurance Company	$17,000,000 (Series A)
Life Insurance Company of North America	$3,000,000 (Series A)

By:	CIGNA Investments, Inc. (authorized agent)

	By:	/S/ LEONARD MAZLISH
	Name:	Leonard Mazlish
	Title:	Managing Director

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
The Guardian Life Insurance Company of America	$18,000,000 (Series B)

By:	/S/ THOMAS M. DONOHUE
Name:	Thomas M. Donohue
Title:	Managing Director

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
CUNA Mutual Life Insurance Company	$3,150,000 (Series A) $2,700,000 Series (B) $3,150,000 Series (C)

CUNA Mutual Insurance Society	$2,100,000 (Series A) $1,800,000 (Series B) $2,100,000 (Series C)

CUMIS Insurance Society	$1,050,000 (Series A) $900,000 (Series B) $1,050,000 (Series C)

Members Life Insurance Company	$700,000 (Series A) $600,000 (Series B) $700,000 (Series C))

By:	Members Capital Advisors, Inc., acting as Investment Advisor:

	By:	/S/ JAMES E. MCDONALD JR.
	Name:	James E. McDonald Jr.
	Title:	Director, Private Placements

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Allied Irish Banks, p.l.c.	$13,000,000 (Series A)

By:	/S/ TOM SHEEHAN
Name:	Tom Sheehan
Title:	Senior Manager

/S/ ROBERT BOLAND
Name:	Robert Boland
Title:	Regional Director

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Genworth Life Insurance Company	$8,000,000 (Series A)

Genworth Life and Annuity Insurance Company	$4,000,000 (Series B)

By:	/S/ ESTELLE D. SIMSOLO
Estelle D. Simsolo
Investment Officer

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Teachers Insurance and Annuity Association of America	$15,000,000 (Series B)

By:	/S/ BRIAN ROELKE
Name:	Brian Roelke
Title:	Director

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Allianz Life Insurance Company of North America	$12,000,000 (Series A)

By:	Allianz of America, Inc., as Authorized Signatory and Investment Manager

	By:	/S/ GARY BROWN
	Name:	Gary Brown
	Title:	Assistant Treasurer

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
American Equity Investment Life Insurance Company	$9,000,000 (Series B)

By:	/S/ RACHEL STAUFFER
Name:	Rachel Stauffer
Title:	Vice President Investments

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
AVIVA LIFE AND ANNUITY COMPANY (f/k/a Aviva Life Insurance Company)	$5,600,000 (Series B)

By:	Aviva Investors North America, Inc., its authorized attorney-in-fact

	By:	/S/ ROGER D. FORS
	Name:	Roger D. Fors
	Title:	VP-Private Placements

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Ohio National Life Assurance Corporation	$3,000,000 (Series B)

The Ohio National Life Insurance Company	$1,000,000 (Series B)

By:	/S/ JED R. MARTIN
Name:	Jed R. Martin
Title:	Vice President, Private Placements

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Travelers Casualty and Surety Company of America	$4,000,000 (Series B)

By:	/S/ ANNETTE M. MASTERSON
Name:	Annette M. Masterson
Title:	Vice President

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Sun Life Assurance Company of Canada	$4,000,000 (Series B)

By:	/S/ DEBORAH J. FOSS
Name:	Deborah J. Foss
Title:	Managing Director, Head of Private Debt, Private Fixed Income

By:	/S/ ANN C. KING
Name:	Ann C. King
Title:	Assistant Vice President and Senior Counsel

The foregoing is hereby agreed and accepted as of this 13th day of March, 2009

Principal Amount and Series of Notes
Assurity Life Insurance Company (successor in interest to Security Financial Life Insurance Company)	$2,000,000 (Series B)

By:	/S/ VICTOR WEBER
Name:	Victor Weber
Title:	Senior Director - Investments

We acknowledge the foregoing and confirm our respective Subsidiary Guarantees.

Checkbury Limited

By:	/S/ WALKER G. BOYD
Name:	Walker G. Boyd
Title:	Director

Ernest Jones Limited

By:	/S/ WALKER G. BOYD
Name:	Walker G. Boyd
Title:	Director

H. Samuel Limited

By:	/S/ WALKER G. BOYD
Name:	Walker G. Boyd
Title:	Director

Signet Holdings Limited

By:	/S/ WALKER G. BOYD
Name:	Walker G. Boyd
Title:	Director

Sterling Inc.

By:	/S/ WALKER G. BOYD
Name:	Walker G. Boyd
Title:	Director

Sterling Jewelers Inc.

By:	/S/ WALKER G. BOYD
Name:	Walker G. Boyd
Title:	Director

We acknowledge the foregoing and confirm our Newco Guarantee and Accession Agreement.

Signet Jewelers Limited

By:	/S/ WALKER G. BOYD
Name:	Walker G. Boyd
Title:	Group Finance Director

SCHEDULE 2.1

Subsidiaries, etc.

Subsidiaries of Parent Newco and Ownership of Subsidiary Stock

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors
Checkbury Limited	England	Yes	Yes	100%	Signet Trading Limited	W G Boyd M A Jenkins

C L Edwards & Sons Limited	England	No	No	100%	Signet Holdings Limited	W G Boyd M A Jenkins J A Edwards D Edwards

Collingwood the County Jewellers Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

E J Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

Ernest Jones Limited	England	Yes	Yes	100%	Signet Trading Limited	W G Boyd M A Jenkins

Ernest Jones & Co (London) Limited	England	No	No	100%	Ernest Jones (Jewellers) p.l.c.	W G Boyd M A Jenkins

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors
Ernest Jones (Jewellers) p.l.c.	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

H. Samuel Limited	England	Yes	Yes	100%	Signet Trading Limited	W G Boyd M A Jenkins

H Samuel (I.O.M.) Limited	Isle of Man	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

James Walker, Goldsmith & Silversmith, Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

James Walker Guernsey Limited	Guernsey	No	No	100%	James Walker, Goldsmith & Silversmith, Limited	W G Boyd RBC Directorship Services (Guernsey) Ltd

Kay Acquisition Inc	Delaware, USA	No	No	100%	Sterling Jewelers Inc	R D Trabucco G S Frankovich G F Lavelle

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors
Leslie Davis Limited	England	No	No	100%	Signet Trading Limited	W G Boyd M A Jenkins

Marcus Jewel Galleries Inc.	New York, USA	No	No	100%	Sterling Jewelers Inc	M S Light R D Trabucco G S Frankovich

Ratners Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

Ratners Property Developments Limited	England	No	No	100%	Signet Holdings Limited	W G Boyd M A Jenkins

Ratners Trustees Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

Saphena Limited	England	No	No	100%	Ernest Jones (Jewelers) p.l.c.	W G Boyd M A Jenkins

Signet Card Services Limited	England	No	No	100%	Signet Trading Limited	W G Boyd M A Jenkins

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors
Signet Bermuda Finance Limited	Bermuda	No	No	100%	Signet Jewelers Limited	W G Boyd T L Burman C G R Collis

Signet Group plc	England	Yes	Yes	100%	Signet Jewelers Limited	W G Boyd M A Jenkins M Williamson T L Burman

Signet Group Finance Limited	England	No	No	100%	Signet UK Cayman Limited	W G Boyd M A Jenkins

Signet Group Services Limited	England	No	No	100%	Signet Holdings Limited	W G Boyd M A Jenkins

Signet Holdings Limited	England	Yes	Yes	100%	Signet Group plc	W G Boyd M A Jenkins

Signet Jewelers Ltd	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

Signet Jewellery Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors
Signet Jewellery Group Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

Signet Sourcing Limited	England	No	No	100%	Signet Holdings Limited	W G Boyd M A Jenkins

Signet Trading Limited	England	No	Yes	100%	Signet Holdings Limited	W G Boyd M A Jenkins

Signet UK Cayman Limited	Cayman Islands	No	No	100%	Signet Holdings Limited	W G Boyd M A Jenkins

Signet UK Dormants Limited	England	No	No	100%	Signet Holdings Limited	W G Boyd M A Jenkins

Signet US Finance Limited	England	No	No	100%	Signet US Holdings Inc.	W G Boyd M A Jenkins

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors
Signet US Holdings, Inc.	Delaware, USA	No	Yes	100%	Signet Holdings Limited	T L Burman M S Light W G Boyd R D Trabucco G S Frankovich D J Puglisi R M Lavelle

Signet US LLC (In the process of being liquidated)	USA				Signet US Finance Limited

Stephen’s Jewellers Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

Sterling of Ohio Inc.	Ohio, USA	No	No	100%	Sterling Inc.	T L Burman M S Light W G Boyd R D Trabucco G S Frankovich

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors
Sterling Inc.	Ohio, USA	Yes	Yes	100%	Sterling Jewelers Inc.	T L Burman M S Light W G Boyd R D Trabucco G S Frankovich

Sterling Ecomm LLC	Delaware, USA	No	No	100%	Sterling Jewelers Inc (50%) and Sterling Inc. (50%)	None – decisions are taken by the members.

Sterling Jewelers Inc.	Delaware, USA	Yes	Yes	100%	Signet US Holdings Inc.	T L Burman M S Light W G Boyd R D Trabucco G S Frankovich

Sterling Jewelers LLC	Delaware, USA	No	No	100%	Sterling Jewelers Inc (50%) and Sterling Inc. (50%)	None – decisions are taken by the members.

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors
Sterling Jewelers Insurance Agency	Delaware, USA	No	No	100%	Sterling Jewelers Inc	T L Burman M S Light W G Boyd R D Trabucco G S Frankovich

Sterling Jewelers Receivables Corp	Delaware, USA	No	No	100%S	Sterling Jewelers Inc	RD Trabucco G S Frankovich D J Puglisi O Figueroa

Sterling Jewelers Reinsurance Ltd	Turks and Caicos Islands	No	No	100%	Sterling Jewelers Inc	T L Burman W G Boyd R D Trabucco G S Frankovich

Terry’s (Jewellers) Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd M A Jenkins

Time (Jersey) Limited	Jersey	No	No	100%	James Walker, Goldsmith & Silversmith, Limited	W G Boyd R Thomas

Liens in favour of each member of the Group over its own share capital as referred to in the constitutional or organisational documents of such member.

SIGNET GROUP PLC

Sir Malcolm Williamson	Director

Walker Boyd	Director

Terry Burman	Director

Mark Jenkins	Director and Company Secretary

SIGNET JEWELERS LIMITED

Sir Malcolm Williamson	Director

Robert Blanchard	Director

Walker Boyd	Director

Terry Burman	Director

Dale Hilpert	Director

Mark Jenkins	Group Company Secretary

Leslie Knox	Director

Marianne Miller Parrs	Director

Thomas Plasket	Director

Russell Walls	Director

Susie Grant	Company Secretary

SCHEDULE 2.4

No Default, etc.

Letter, dated December 4, 2008, from Walker G. Boyd to HSBC Bank plc, as Agent under that certain Facilities Agreement dated as of June 26, 2008, requesting certain amendments to such Facilities Agreement

SCHEDULE 2.6

Fees

Letter, dated December 4, 2008, from Walker G. Boyd to HSBC Bank plc, as Agent under that certain Facilities Agreement dated as of June 26, 2008, requesting certain amendments to such Facilities Agreement

Confirmatory email, dated March 10, 2009, from Alan Drew to Herbert Smith LLP indicating fees under the Existing Bank Credit Facility of 65 basis points on the smaller facility of $370,000,000 or 46.25 basis points on the original facility amount of $520,000,000.

SCHEDULE 2.8

Existing Financial Indebtedness and Liens, etc.

As at 31 January 2009:

Item	Amount Drawn / Outstanding
Existing Bank Credit Facility – $520,000,000 Multicurrency Revolving Credit Facility	$138,250,000 (of which $3,250,000 is issued Letters of Credit)

•        Description of the obligors: Signet Jewelers Limited, Signet Group plc, H. Samuel Limited, Sterling Inc, Sterling Jewelers Inc, Checkbury Limited, Signet Holdings Limited and Ernest Jones Limited

•        Description of the obligees: Barclays Bank plc, HSBC Bank plc, The Royal Bank of Scotland plc, Fifth Third Bank, ABN Amro Bank N.V., National City Bank

•        Collateral: None

•        Guaranty: provided by each of the obligors as guarantors

•        Signed: 26 June 2008

•        Termination: 26 June 2013

Since 31 January 2009, there has been no material change in monetary terms of any such item of Financial Indebtedness.

Except as disclosed in this Schedule 2.8, and with the exception of any security granted in respect of liabilities entered into in the ordinary course of business which do not constitute Financial Indebtedness (but which would have been permissible under the terms of the Agreement had they constituted Financial Indebtedness), neither the Company, Parent Newco nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3 of the Amended Note Agreement.

The constitutional documents of certain members of the Group (including, for the avoidance of doubt, the Company) contain restrictions on the creation of, or permitting to subsist, Liens, Financial Indebtedness and guarantees and/or indemnities (including Guarantees).

SCHEDULE 2.9

DISCLOSURE MATERIALS

Schedule of Documents Provided to Private Placement Noteholders

Document A – ‘Rent rates and service charges – Lenders’ 12/12/2008

Document B – ‘Signet Jewelers FCC models and balance sheets FY 09 to FY 11’ 09/12/2008

Document C – ‘Quarterly Phased Model for Scenario B’ 15/12/2008

Document D – ‘Quarterly Phased Model for Scenario B – plus extra year’ 30/12/2008

Document E – ‘Net debt summary 2011 to 2013’ 05/01/2009

Document F – ‘Scenario B up to FY12-13’ 05/01/2009

Document G – ‘Signet Jewelers FCC models plus balance sheets’ 08/12/2008

Document H – ‘Private Placement Investor Update Final’ November 2008

EXHIBIT A

[FORM OF SERIES A NOTE]

SIGNET GROUP plc

7.95% SENIOR NOTE, SERIES A, DUE 2013

No. RA-[ ]	New York, New York
U.S.$[ ]	[Date]
PPN: 82668L B* 4

FOR VALUE RECEIVED, the undersigned, SIGNET GROUP plc (Registered No. 00477692), a public limited company incorporated under the laws of England and Wales (herein called the “Company”), hereby promises to pay to [                                             ], or registered assigns, the principal sum of [                                             ] DOLLARS on May 23, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of (i) 5.95% per annum for the period from and including the date hereof to but excluding March 13, 2009 and (ii) 7.95% per annum for the period from and after March 13, 2009, as the rate set forth in clause (ii) may be adjusted from time to time as provided in Section 1.3 of the Note Agreement referred to below, payable semiannually on May 23 and November 23 in each year, commencing with the May 23 or November 23 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as respectively defined in the Note Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% above the stated interest rate for this Note, as such rate may be adjusted from time to time pursuant to Section 1.3 of the Note Agreement, as aforesaid, and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in The City of New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in The City of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of March 30, 2006 (as from time to time amended, the “Note Agreement”) between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Newco Guarantee and one or more Subsidiary Guarantees executed and delivered from time to time pursuant to the Note Agreement. Each holder of this Note that is not one of the Purchasers named in the Note Agreement, by its acceptance hereof, shall be deemed to have agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement.

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount (or, if less, the then unpaid principal amount) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIGNET GROUP plc

By:
Title:

By:
Title:

EXHIBIT B

[FORM OF SERIES B NOTE]

SIGNET GROUP plc

8.11% SENIOR NOTE, SERIES B, DUE 2016

No. RB-[ ]	New York, New York
U.S.$[ ]	[Date	]
PPN: 82668L B@ 2

FOR VALUE RECEIVED, the undersigned, SIGNET GROUP plc (Registered No. 00477692), a public limited company incorporated under the laws of England and Wales (herein called the “Company”), hereby promises to pay to [                                                             ], or registered assigns, the principal sum of [                                ] DOLLARS on May 23, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of (i) 6.11% per annum for the period from and including the date hereof to but excluding March 13, 2009 and (ii) 8.11% per annum for the period from and after March 13, 2009, as the rate set forth in clause (ii) may be adjusted from time to time as provided in Section 1.3 of the Note Agreement referred to below, payable semiannually on May 23 and November 23 in each year, commencing with the May 23 or November 23 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as respectively defined in the Note Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% above the stated interest rate for this Note, as such rate may be adjusted from time to time pursuant to Section 1.3 of the Note Agreement, as aforesaid, and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in The City of New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in The City of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of March 30, 2006 (as from time to time amended, the “Note Agreement”) between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Newco Guarantee and one or more Subsidiary Guarantees executed and delivered from time to time pursuant to the Note Agreement. Each holder of this Note that is not one of the Purchasers named in the Note Agreement, by its acceptance hereof, shall be deemed to have agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement.

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount (or, if less, the then unpaid principal amount) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIGNET GROUP plc

By:
Title:

By:
Title:

EXHIBIT C

[FORM OF SERIES C NOTE]

SIGNET GROUP plc

8.26% SENIOR NOTE, SERIES C, DUE 2018

No. RC-[ ]	New York, New York
U.S.$[ ]	[Date	]
PPN: 82668L B# 0

FOR VALUE RECEIVED, the undersigned, SIGNET GROUP plc (Registered No. 00477692), a public limited company incorporated under the laws of England and Wales (herein called the “Company”), hereby promises to pay to [                                                         ], or registered assigns, the principal sum of [                                ] DOLLARS on May 23, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of (i) 6.26% per annum for the period from and including the date hereof to but excluding March 13, 2009 and (ii) 8.26% per annum for the period from and after March 13, 2009, as the rate set forth in clause (ii) may be adjusted from time to time as provided in Section 1.3 of the Note Agreement referred to below, payable semiannually on May 23 and November 23 in each year, commencing with the May 23 or November 23 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as respectively defined in the Note Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% above the stated interest rate for this Note, as such rate may be adjusted from time to time pursuant to Section 1.3 of the Note Agreement, as aforesaid, and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in The City of New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in The City of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of March 30, 2006 (as from time to time amended, the “Note Agreement”) between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Newco Guarantee and one or more Subsidiary Guarantees executed and delivered from time to time pursuant to the Note Agreement. Each holder of this Note that is not one of the Purchasers named in the Note Agreement, by its acceptance hereof, shall be deemed to have agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement.

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount (or, if less, the then unpaid principal amount) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIGNET GROUP plc

By:
Title:

By:
Title:

EXHIBIT D

SCHEDULE 7.1

[FORM OF CREDIT PORTFOLIO STATISTICS REPORT]

Credit Portfolio Statistics

Quarter Ending
	[Current]	[Prior Year]
Credit sales ($m)
Credit sales as % of total sales
Number of active credit accounts at end of quarter
Average outstanding account balance ($)
Average monthly collection rate for quarter
Bad debt as % of total sales
Bad debt as % of credit sales

AGING OF CREDIT PORTFOLIO

AT THE REPORTING DATE

Quarter Ending
	[Current]		[Prior Year]
	Gross	Provision for Impairment	Gross	Provision for Impairment
	$m	$m	$m	$m

Not past due

Past due
1 - 30 days
31 - 60 days
61 - 90 days
Over 90 days

EXHIBIT E

SCHEDULE 8.10

[Form of Deleveraging Notice and

Certificate of Senior Financial Officer (including example)]

[TO BE FINALIZED]

EXHIBIT F

[Form of Opinion of English Legal Advisors

to the Company, Parent Newco and the Subsidiary Guarantors]

EXHIBIT G

[Form of Opinion of Special New York Counsel to the Company,

Parent Newco and the Subsidiary Guarantors]

EXHIBIT H

[Form of Opinion of Special Bermuda Counsel to Parent Newco]